Exhibit 4.1
EXECUTION COPY

AMKOR TECHNOLOGY, INC.
AND
U.S. BANK NATIONAL ASSOCIATION
AS TRUSTEE
6.00% Convertible Senior Subordinated Notes due 2014

Indenture
Dated as of April 1, 2009

Reconciliation and tie between Trust Indenture Act
of 1939 and Indenture, dated as of April 1, 2009

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	Not Applicable
(b)	7.08, 7.10
(c)	Not Applicable
§ 311(a)	7.11
(b)	7.11
(c)	Not Applicable
§ 312(a)	2.05
(b)	10.03
(c)	10.03
§ 313(a)	7.06
(b)(1)	Not Applicable
(b)(2)	7.06
(c)	7.06
(d)	7.06
§ 314(a)	402, 403
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	Not Applicable
(e)	4.03
(f)	Not Applicable
§ 315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
§ 316(a) (last sentence)	2.10
(a)(l)(A)	6.05
(a)(l)(B)	6.04
(a)(2)	Not Applicable
(b)	6.07
§ 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
§ 318(a)	10.01
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.
 i

(continued)

(continued)

(continued)

v

(continued)

EXHIBIT A:	FORM OF NOTE

EXHIBIT B:	FORM OF CERTIFICATE FOR TRANSFER FROM AFFILIATED ENTITY TO ANOTHER AFFILIATED ENTITY

EXHIBIT C:	FORM OF CERTIFICATION FOR TRANSFER PURSUANT TO RULE 144

EXHIBIT D:	FORM OF STOCK LEGENDS

EXHIBIT E:	FORM OF TRANSFER CERTIFICATE FOR TRANSFER OF RESTRICTED COMMON STOCK

     THIS INDENTURE, dated as of April 1, 2009, is between Amkor Technology, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association organized and existing under laws of the United States, as trustee (the “Trustee”). The Company has duly authorized the creation of its 6.00% Convertible Senior Subordinated Notes due 2014 (the “Notes”) and to provide therefore the Company and the Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders from time to time of the Notes:
ARTICLE I
DEFINITIONS
     SECTION 1.01. Definitions.
     “Acquiring Person” means any “person” (as defined in Section 13(d) (3) of the Exchange Act) who or which, together with all affiliates and associates (each as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act and as further defined below) of shares of Common Stock or other voting securities of the Company having more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that an Acquiring Person shall not include: (i) the Company, (ii) any Subsidiary of the Company, (iii) any Permitted Holder or (iv) an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock of the Company (or an initial purchaser engaged in a distribution in the case of a similar private offering). For purposes hereof, a person shall not be deemed to be the beneficial owner of (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.
     “Affiliate Security Legend” means the legend labeled as such that is set forth in Exhibit A hereto, which is incorporated in and expressly made a part of this Indenture.
     “Affiliate Restricted Stock Legend” means the legend labeled as such and that is set forth in Exhibit D hereto, which is incorporated in and expressly made a part of this Indenture.

     “Affiliated Entities” means James J. Kim and his estates, spouses, ancestors and lineal descendants (and spouses thereof), the legal representatives of any of the foregoing, and the trustee of any bona fide trust of which one or more of the foregoing are sole beneficiaries or the grantors, or any Person of which any of the forgoing, individually or collectively, beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least a majority of the total voting power of all classes of Capital Stock of such Person (exclusive of any matters as to which class voting rights exist). For purposes of this definition, the term “Affiliated Entity” shall mean any of the Affiliate Entities individually.
     “Affiliate Notes” means any Notes acquired by any Affiliated Entity.
     “Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.
     “Agent Member” means any member of, or participant in, the Depositary.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, or to the delegending of Global Securities or shares of Common Stock, the rules and procedures of the Depositary for such Global Security to the extent applicable to such transaction and as in effect from time to time.
     “Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of the board of directors, (ii) with respect to a partnership, the general partner or the board of directors of the general partner, as applicable, of the partnership and (iii) with respect to any other entity, the board or committee of that entity serving a similar function.
     “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.
     “Change of Control” means the occurrence of one or more of the following events: (a) any Person has become an Acquiring Person, (b) the Company consolidates with or merges into any other Person, or conveys, transfers or leases all or substantially all of its assets to any Person, or any other Person merges into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company is exchanged as a result, unless the stockholders of the Company immediately before such transaction beneficially own, directly or indirectly immediately following such transaction, shares representing at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock of the Company immediately before such transaction, or (c) any time the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided that a Change of Control shall not be deemed to have occurred if either (x) the Closing Sale Price of the Common Stock for any five Trading Days during the 10 consecutive Trading Days immediately preceding the Change of Control is equal to at least

105% of the applicable Conversion Price in effect on the date of such Change of Control or (y) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock that are, or upon issuance will be, traded on a U.S. national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 12.06, however, shares issuable on conversion of Notes shall include only shares of the class designated as Common Stock at the Issue Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion to which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the party named as such above until a successor replaces it in accordance with Article V and thereafter means the successor.
     “Company Order” means a written order of the Company signed by an Officer of the Company.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
     “Conversion Price” means the conversion price per $1,000 principal amount of Notes determined by dividing $1,000 by the Conversion Rate.
     “Conversion Rate” means the initial conversion rate specified in the form of Note in Paragraph 15 of such form, as adjusted in accordance with the provisions of Article XII.
     “Convertible Subordinated Notes” means the Company’s 6.25% Convertible Subordinated Notes due 2013.
     “Corporate Trust Office” means the corporate trust office of the Trustee at which at any particular time the trust created by this Indenture shall principally be administered. As of the Issue Date, the Corporate Trust Office is located at One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Corporate Trust Services (Amkor Technology, Inc. 6.00% Convertible Senior Subordinated Notes due 2014), and solely for purposes of Section 2.03 hereof the Trustee’s New

York office is located at 100 Wall Street, New York, NY 10005, Attention: Corporate Trust Services (Amkor Technology, Inc. 6.00% Convertible Senior Subordinated Notes due 2014).
     “Credit Facilities” means, with respect to the Company or any Subsidiary, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
     “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
     “Depositary” means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.
     “Designated Event” means the occurrence of a Change of Control or a Termination of Trading.
     “Designated Senior Debt” means any Senior Debt permitted under the Senior Notes Indentures, the outstanding principal amount of which is, or which provides for commitments to extend Senior Debt, in the amount of $25.0 million or more and that has been designated by the Company as “Designated Senior Debt.”
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions.
     “Domestic Subsidiary” means a Restricted Subsidiary that is (i) formed under the laws of the United States of America or a state or territory thereof or (ii) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for U.S. federal income tax purposes; and, in either case, is not owned, directly or indirectly, by the Company or an entity that is not described in clauses (i) or (ii) above.
     “DTC” means The Depository Trust Company, a New York corporation.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Existing Pari Passu Indebtedness” means the Company’s 2.50% Convertible Senior Subordinated Notes due 2011.
     “Foreign Subsidiary” means a Subsidiary of the Company that is not a Domestic Subsidiary.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.
     “Global Security” means Notes represented by a certificate in definitive, fully registered form of securities without interest coupons in global form, that is deposited with the Depositary or its custodian, and registered in the name of the Depositary or its nominee.
     “Global Securities Legend” means the legend labeled as such and that is set forth in Exhibit A hereto, which is incorporated in and expressly made part of this Indenture.
     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
     “Hedging Obligations” means, with respect to any Person, the Obligations of such Person under: (i) swap agreements, cap agreements and collar agreements relating to interest rates, commodities or currencies; and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodities or currencies.
     “Holder” means the Person in whose name a Note is registered in the Register.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of: (i) borrowed money; (ii) bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) banker’s acceptances; (iv) Capital Lease Obligations; (v) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (vi) Hedging Obligations, if and to the extent any of such indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person measured as the lesser of the fair market value of the assets of such Person so secured or the amount of such Indebtedness) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. In addition, the amount of any Indebtedness shall also include the amount of all Obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any preferred stock of such Restricted Subsidiary.
     “Indenture” means this Indenture as amended or supplemented from time to time.
     “Interest Payment Date” means April 15 and October 15 of each year, commencing October 15, 2009.
     “Issue Date” means the date on which the Notes are first issued and authenticated under the Indenture.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, fixed or floating charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof; provided that the term “Lien” shall not include any lease properly classified as an operating lease in accordance with GAAP.
     “Material Subsidiary” means any Subsidiary of the Company that at the date of determination is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.
     “Maturity Date” means April 15, 2014.
     “Non-Affiliate Notes” means all Notes other than Affiliate Notes.
     “Non-Affiliate Restricted Stock Legend” means the legend labeled as such and that is set forth in Exhibit D hereto, which is incorporated in and expressly made a part of this Indenture.
     “Note Custodian” means U.S. Bank National Association, as custodian with respect to any Global Security, or any successor entity thereto.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words before or after the title “Vice President”), the Treasurer, any other executive officer, the Secretary and any Assistant Treasurer or any Assistant Secretary of the Company.
     “Officer’s Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company.

     “Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel to the Company or the Trustee except to the extent otherwise indicated in this Indenture.
     “Permitted Bank Debt” means Indebtedness incurred by the Company or any Restricted Subsidiary other than a Foreign Subsidiary pursuant to the Credit Facilities, any Receivables Program, or one or more other term loan and/or revolving credit or commercial paper facilities (including any letter of credit subfacilities) entered into with commercial banks and/or financial institutions, and any replacement, extension, renewal, refinancing or refunding thereof.
     “Permitted Holders” means James J. Kim and his estates, spouses, ancestors and lineal descendants (and spouses thereof), the legal representatives of any of the foregoing, and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors, or any Person of which any of the foregoing, individually or collectively, beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least a majority of the total voting power of all classes of Capital Stock of such Person (exclusive of any matters as to which class voting rights exist); provided, however, that if at any time the foregoing Persons own in the aggregate 70% or more of the Company’s Voting Stock, none of the foregoing Persons shall thereafter be deemed to be a Permitted Holder.
     “Permitted Junior Securities” means securities that (i) are subordinated to Senior Debt and any Guarantee in respect thereof, at least to the same extent as the Notes are subordinated to Senior Debt, and all securities issued in exchange for, or on account of, Senior Debt or any such Guarantee (“Reorganization Senior Debt”), (ii) have a final maturity date that is the same or greater than the Notes (iii) are not subject to any required principal payment, sinking fund payment or redemption prior to the last scheduled final maturity date of any Reorganization Senior Debt, and (iv) are not secured by any collateral.
     “Person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.
     “Receivables Program” means, with respect to any Person, an agreement or other arrangement or program providing for the advance of funds to such Person against the pledge, contribution, sale or other transfer of encumbrances of Receivables Program Assets of such Person or such Person and/or one or more of its Subsidiaries.
     “Receivables Program Assets” means all of the following property and interests in property, including any undivided interest in any pool of any such property or interests, whether now existing or existing in the future or hereafter arising or acquired: (i) accounts; (ii) accounts receivable, general intangibles, instruments, contract rights, documents and chattel paper (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods, or the rendition of services, no matter how evidenced, whether or not earned by performance) (iii) all unpaid seller’s or lessor’s rights (including, without limitation, rescission, replevin, reclamation and stoppage in transit) relating to any of the foregoing or arising therefrom; (iv) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods); (v) all reserves and credit balances with respect to any such accounts receivable or account debtors; (vi) all letters of credit, security or Guarantees of any of the foregoing; (vii) all insurance policies or reports relating to any of the foregoing; (viii) all collection or deposit accounts relating to any of the foregoing; (ix) all books and records relating to any of the foregoing; (x) all instruments, contract rights, chattel paper, documents and general intangibles relating to any of the foregoing; and (xi) all proceeds of any of the foregoing.
     “Regular Record Date” means the April 1 or October 1 immediately preceding each Interest Payment Date.
     “Representative” means (a) the indenture trustee or other trustee, agent or representative for any Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.
     “Resale Restriction Delegending Date” means the date that is one year from the original Issue Date of the Notes.
     “Restricted Note” means any Note until such time as (i) such Note has been transferred pursuant to an effective shelf registration statement or (ii) the Restricted Securities Legend therefor as been removed pursuant to Section 2.07(b), (c) or (d).
     “Restricted Securities Legend” means the legend labeled as such and that is set forth in Exhibit A hereto, which is incorporated in and expressly made a part of this Indenture.
     “Restricted Stock Legend” means the Affiliate Restricted Stock Legend, the Non-Affiliate Restricted Stock Legend or both, as the context may require, as set forth in Exhibit D hereto, which is incorporated in and expressly made a part of this Indenture.
     “Restricted Subsidiary” of a Person means any Subsidiary treated as a “Restricted Subsidiary” under the Senior Notes Indentures or any indenture governing the Existing Pari Passu Indebtedness.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Senior Debt” means: (i) the Senior Notes and all Obligations under the Senior Notes Indentures; (ii) all Indebtedness outstanding under Permitted Bank Debt and all Hedging Obligations with respect thereto; (iii) any other Indebtedness permitted to be incurred by the Company under the terms of the Senior Notes Indentures, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes; and (iv) any Guarantee by the Company or any Guarantor of any Indebtedness of any Foreign Subsidiary incurred in compliance with the Senior Notes Indentures; (v) all Obligations with respect to the items listed in the preceding clauses (i), (ii), (iii) and (iv). Notwithstanding anything to the contrary in the preceding, Senior Debt (other than any Obligations with respect to Permitted Bank Debt) will not include: (a) any liability for federal, state, local or other taxes owed or owing by the Company; (b) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates; (c) any trade payables; (d) the Existing Pari Passu Indebtedness; (e) Indebtedness evidenced by the Notes; (f) Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company; or (h) any Indebtedness that is incurred in violation of the Senior Notes Indentures.
     “Senior Notes” means the Company’s 7.125% Senior Notes due 2011, the Company’s 7.75% Senior Notes due 2013 and the Company’s 9.25% Senior Notes due 2016.
     “Senior Notes Indentures” means the indentures governing the Senior Notes.
     “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).
     “Termination of Trading” means the occurrence of the following: the Common Stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a United States national securities exchange (including the Nasdaq Global Select Market) nor approved for trading on an established automated over-the-counter trading market in the United States.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the Issue Date, except as provided in Sections 9.03 and 12.06.
     “Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.
     “Trust Officer” means an officer in the Corporate Trust Office of the Trustee.
     “U.S.” means the United States of America.
     “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.

     “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
     SECTION 1.02. Other Definitions.

Defined in Section
“50% Affiliated Holder”	Section 6.02
“Bankruptcy Law”	Section 6.01
“Business Day”	Section 10.07
“Closing Sale Price”	Section 12.05(g)
“Current Market Price”	Section 12.05(g)
“Conversion Agent”	Section 2.03
“Custodian”	Section 6.01
“Definitive Security”	Section 2.07(b)
“Designated Event Date”	Section 4.06
“Designated Event Offer”	Section 4.06
“Designated Event Offer Termination Date”	Section 4.06
“Designated Event Payment”	Section 4.06
“Designated Event Payment Date”	Section 4.06
“Distributed Securities”	Section 12.05(d)
“Distribution Determination Date”	Section 12.05(e)
“Effective Date”	Section 12.12
“Event of Default”	Section 6.01
“Expiration Date”	Section 12.05(f)
“Expiration Time”	Section 12.05(f)
“ex” date	Section 12.05(g)
“fair market value”	Section 12.05(g)
“Legal Holiday”	Section 10.07
“Make Whole Premium”	Section 12.12
“Notes”	Preamble
“Paying Agent”	Section 2.03
“Payment Blockage Notice”	Section 11.03
“Purchased Shares”	Section 12.05(f)
“Record Date”	Section 12.05(g)
“Reference Property”	Section 12.06
“Register”	Section 2.03
“Registrar”	Section 2.03
“Rights”	Section 12.05(i)
“Rights Plan”	Section 12.05(i)
“Spin-off Securities”	Section 12.05(d)
“Spinoff Valuation Period”	Section 12.05(d)
“Stock Price”	Section 12.12
“Trading Day”	Section 12.05(g)
“Triggering Distribution”	Section 12.05(e)
“Trustee”	Preamble

     SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     (a) “Commission” means the Commission;
     (b) “indenture securities” means the Notes;
     (c) “indenture security holder” means a Holder;
     (d) “indenture to be qualified” means this Indenture; “indenture trustee” or “institutional trustee” means the Trustee; and
     (e) “obligor” on the Notes means the Company or any other obligor on the Notes.
     All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.
     SECTION 1.04. Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) the male, female and neuter genders include one another;
     (6) references to the payments of interest on the Notes shall include additional interest payable pursuant to Section 6.02(b) (if any) and additional interest due as result of any increase in the interest rate pursuant to Section 4.10 (if any);
     (7) the word “including” wherever used will be deemed to be followed by the word “without limitation”;
     (8) references to agreements and other instruments include subsequent amendments thereto; and
     (9) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
ARTICLE II
THE NOTES
     SECTION 2.01. Form and Dating.
     (a) Form and Dating.
     (i) The Notes shall be issued in the form of one or more definitive, fully registered form of securities without interest coupons. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, as the case may be. The terms and provisions of the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     (ii) Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.
     (iii) Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Securities. Each such Global Security shall be issued with the Restricted Securities Legend and the Global Securities Legend.
     (iv) Notes originally offered and sold to Affiliated Entities (“Affiliate Notes”) will be issued in the form of one or more Definitive Securities. Each Affiliate Note shall be issued with the Affiliate Security Legend, set forth in Exhibit A hereto, which is incorporated in and expressly made a part of this Indenture. Upon such issuance, the Registrar shall register such Affiliate Notes in the name of the beneficial owner or owners of such Note (or the nominee of such beneficial owner or owners) and deliver the certificates for such Affiliate Notes to the respective beneficial owner or owners (or the nominee of such beneficial owner or owners). Affiliate Notes will bear the Affiliate Securities Legend set forth in Exhibit A unless otherwise agreed by the Company (with written notice thereof to the Trustee).
     (v) Any Global Security shall be deposited on behalf of the purchasers of the Non-Affiliate Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided. Any Global Security may be represented by more than one certificate.
     (vi) The Notes may have notations, legends or endorsements as specified in this Indenture or as otherwise required by law, stock exchange rule or Depositary rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them.
     (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.
     The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b) and upon Company Order, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary or a nominee of the Depositary (which, in the case of DTC, shall initially be Cede & Co.), (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary pursuant to (in the case of DTC) a FAST Balance Certificate Agreement between the Depositary and the Trustee, and (iii) shall bear appropriate legends as set forth herein.
     Except as provided in Section 2.11(b)(iv), Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
     (c) Definitive Securities. Except as provided in Section 2.07 and 2.11, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Notes in definitive form. Purchasers of Affiliate Notes will receive Definitive Securities bearing the Affiliate Securities Legend.
     SECTION 2.02. Execution and Authentication.
     (a) One Officer shall sign the Notes for the Company by manual or facsimile signature.
     (b) If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.
     (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     (d) Upon Company Order, the Trustee shall authenticate Notes for original issue. The aggregate principal amount of Notes outstanding at any time may not exceed $250,000,000, except as provided in Section 2.08.
     (e) The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.
     (f) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.
     (g) If any successor that has replaced the Company in accordance with Article V has executed an indenture supplemental hereto with the Trustee pursuant to Article V, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of such successor, be exchanged for other Notes executed in the name of the such successor with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of such successor, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of such successor pursuant to this Section 2.02(g) in exchange or substitution for or upon registration of transfer of any Notes, such successor, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes then outstanding for Notes authenticated and delivered in such new name.
     SECTION 2.03. The Trustee Registrar, Paying Agent and Conversion Agent. The Company shall maintain or cause to be maintained in such locations as it shall determine, which may be the Corporate Trust Office, an office or agency: (i) where securities may be presented for registration of transfer or for exchange (“Registrar”); (ii) where Notes may be presented for payment (“Paying Agent”); (iii) an office or agency where Notes may be presented for conversion (the “Conversion Agent”); and (iv) where notices and demands to or upon the Company in respect of Notes and this Indenture may be served by the Holders. The Registrar shall keep a Register (“Register”) of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture. Such agency agreement shall implement the provisions of this Indenture that relate to such Agent (including any applicable terms of the TIA). The Company or any of its subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar, except that for purposes of Article VIII and Section 4.06, neither the Company nor any of its subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar, or Paying Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such. The Company initially designates the Borough of Manhattan office of the Trustee as one such office or agency of the Company required by this Section 2.03 and appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes and this Indenture until such time as another Person is appointed as such.
     SECTION 2.04. Paying Agent To Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of all money held by it as Paying Agent. Upon any proceeding under any Bankruptcy Law with respect to the Company or any of its Affiliates, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent.
     SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and as the Trustee may request in writing within fifteen (15) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
     SECTION 2.06. Legends; Transfer Restrictions.
     (a) Each Global Security shall bear the Global Securities Legend.
     (b) Each Restricted Note shall bear the Restricted Securities Legend. Each Note that bears or is required to bear the Restricted Securities Legend shall be subject to the restrictions on transfer set forth therein, and each Holder of such Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.
     (c) Each Affiliate Note shall bear the Affiliate Security Legend. Each Note that bears or is required to bear the Affiliate Security Legend shall be subject to the restrictions on transfer set forth therein, and each Holder of such Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.
     (d) As used in Sections 2.06 and 2.07, the term “transfer” includes any sale, pledge, transfer or other disposition whatsoever of any Restricted Note or any Affiliate Note. The Registrar shall not register any transfer of a Restricted Note or an Affiliate Note not made in accordance with the restrictions on transfer set forth in Sections 2.06 and 2.07.

     (e) Every stock certificate representing Common Stock issued in the circumstances described in Section 12.11 hereof shall bear the applicable Restricted Stock Legend unless removed in accordance with the provisions of Section 12.11.
     SECTION 2.07. Transfer and Exchange. (a) When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes for other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions specified herein and the related certificate are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar’s request, bearing registration numbers not contemporaneously outstanding. No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable upon exchanges pursuant to Sections 2.11, 9.05 or 12.02.
     The Company or the Registrar shall not be required to register the transfer of any Notes surrendered for repurchase pursuant to Section 4.06.
     All Notes issued upon any transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
     (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Section 2.07(b), Section 2.11 and the Applicable Procedures; provided, however, that beneficial interests in a Global Security that is a Restricted Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in such Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend.
     Except for transfers or exchanges made in accordance with paragraphs (i) through (iii) of this Section 2.07(b) and Section 2.11, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
   (i) Global Security To Definitive Security. If an owner of a beneficial interest in a Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Global Security to a Person who is required to take delivery thereof in the form of a definitive registered note (such Note, a “Definitive Security”), such owner may, subject to the restrictions on transfer set forth herein and such Global Security and the Applicable Procedures, cause the exchange of such interest for one or more Definitive Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Registrar of (1) instructions from the Depositary directing the Trustee to authenticate and deliver one or more Definitive Securities of the same aggregate principal amount as the beneficial interest in the Global Security to be exchanged (such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Definitive Securities to be so issued and appropriate delivery instructions), and (2) in the case of a Restricted Note, such certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar will instruct the Depositary to reduce or cause to be reduced such Global Security by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Security that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of the same aggregate principal amount in accordance with the instructions referred to above.
   (ii) Definitive Security to Definitive Security. If a Holder of a Definitive Security wishes at any time to transfer such Definitive Security (or portion thereof) to a Person who is required to take delivery thereof in the form of a Definitive Security, such Holder may, subject to the restrictions on transfer set forth herein and in such Definitive Security, cause the transfer of such Definitive Security (or any portion thereof in a principal amount equal to an authorized denomination) to such transferee. Upon receipt by the Registrar of (1) such Definitive Security, duly endorsed as provided herein, (2) instructions from such Holder directing the Trustee to authenticate and deliver one or more Definitive Securities of the same aggregate principal amount as the Definitive Security, or portion thereof, to be transferred (such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Definitive Securities to be so issued and appropriate delivery instructions), and (3) in the case of a Restricted Note or an Affiliate Note, such certifications or other information (including, in the case of a transfer of an Affiliate Note from an Affiliated Entity to another Affiliated Entity, a certificate substantially in the form of Exhibit B hereto) and, in the case of transfers to persons pursuant to Rule 144 under the Securities Act, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar, shall cancel or cause to be canceled such Definitive Security and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities in the appropriate aggregate principal amount, in accordance with the instructions referred to above and, if only a portion of a Definitive Security is transferred as aforesaid, concurrently therewith the Company shall execute and the Trustee shall authenticate and deliver to the transferor a Definitive Security in a principal amount equal to the principal amount which has not been transferred. A Holder of a Definitive Security may at any time exchange such Definitive Security for one or more Definitive Securities of other authorized denominations and in the same aggregate principal amount and registered in the same name by delivering such Definitive Security, duly endorsed as provided herein, to the Trustee together with instructions directing the Trustee to authenticate and deliver one or more Definitive Securities in the same aggregate principal amount and registered in the same name as the Definitive Security to be exchanged, and the Registrar thereupon shall cancel or caused to be canceled such Definitive Security and concurrently therewith the Company shall execute and Trustee shall authenticate and deliver, one or more Definitive Securities in the same aggregate principal amount and registered in the same name as the Definitive Security being exchanged.
   (iii) Definitive Security to Global Security. If a Holder of a Definitive Security wishes at any time to transfer such Definitive Security (or portion thereof) to a Person who is not required to take delivery thereof in the form of a Definitive Security, such Holder shall, subject to the restrictions on transfer set forth herein and in such Definitive Security and the rules of the Depositary cause the exchange of such Definitive Security for a beneficial interest in the Global Security. Upon receipt by the Registrar of (1) such Definitive Security, duly endorsed as provided herein, (2) instructions from such Holder directing the Trustee to increase the aggregate principal amount of the Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary by the same aggregate principal amount as the Definitive Security to be exchanged, such instructions to contain the name or names of a member of, or participant in, the Depositary that is designated as the transferee, the account of such member or participant and other appropriate delivery instructions, (3) the assignment form on the back of the Definitive Security completed in full, and (4) in the case of a Restricted Note or an Affiliate Note, such certifications or other information and legal opinions (which shall be required in the case of transfers of any Affiliate Note by any Affiliated Entity pursuant to Rule 144 under the Securities Act), as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee shall cancel or cause to be canceled such Definitive Security and concurrently therewith shall increase the aggregate principal amount of the Global Security by the same aggregate principal amount as the Definitive Security canceled; provided, that in the case of any transfer of an Affiliate Note to a Person taking delivery thereof as a beneficial interest in a Global Security, any such transfer shall be made only pursuant either (i) in a transaction complying with Rule 144 or (ii) pursuant to an effective shelf registration statement, such effectiveness to be certified by the Company to the Trustee or (iii) to Persons who agree to be bound by the restrictions applicable to such Holders for so long as such transferred securities constitutes “restricted securities.”
     (c) So long as and to the extent that the Non-Affiliate Notes are represented by one or more Global Securities held by or on behalf of the Depositary only, the Company may accomplish any delegending of such Non-Affiliate Notes represented by such Global Securities at any time on or after the Resale Restriction Delegending Date by:
     (i) providing written notice to the Trustee that the Resale Restriction Delegending Date has occurred and instructing the Trustee to remove the Restricted Securities Legend from the Notes;
     (ii) providing written notice to Holders of the Non-Affiliate Notes that the Restricted Securities Legend has been removed or deemed removed;

     (iii) providing written notice to the Trustee and the Depositary to change the CUSIP number for the Non-Affiliate Notes to the applicable unrestricted CUSIP number; and
     (iv) complying with any Applicable Procedures for delegending;
whereupon the Restricted Securities Legend shall be deemed removed from any Global Securities without further action on the part of Holders.
     On and after the Resale Restriction Delegending Date, the Company shall also (i) instruct the transfer agent for the Common Stock to remove the Restricted Stock Legend from any Common Stock issued upon conversion of the Non-Affiliate Notes, (ii) notify the holders of any Common Stock issued upon conversion of the Non-Affiliate Notes (to the extent any Common Stock has been issued upon conversion of the Non-Affiliate Notes) that such Restricted Stock Legend has been removed, (iii) if relevant, notify the transfer agent for the Common Stock to change the CUSIP number for the Common Stock issued upon conversion of the Non-Affiliate Notes to the applicable unrestricted CUSIP number, and (iv) comply with any Applicable Procedures for delegending any Common Stock including the Restricted Stock Legend.
     (d) Transfers of Notes and Restricted Notes.
(i) Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Security) not bearing (or not required to bear upon such transfer, exchange or replacement) a Restricted Securities Legend, the Registrar shall exchange such Notes (or beneficial interests) for Notes (or beneficial interests in a Global Security) not bearing a Restricted Securities Legend.
(ii) Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Security) bearing a Restricted Securities Legend at any time prior to the time the Company has provided notice of the occurrence of the Resale Restriction Delegending Date, the Registrar shall deliver only Notes (or beneficial interests in a Global Security) bearing a Restricted Securities Legend unless (i) such Notes (or beneficial interests) are transferred pursuant to an effective shelf registration statement; (ii) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit C and an Opinion of Counsel reasonably satisfactory to the Registrar; (iii) such Notes (or beneficial interests) are not Affiliate Notes and are transferred, replaced or exchanged after the Resale Restriction Delegending Date; or (iv) in connection with such transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel, certificates and such other evidence reasonably required by and satisfactory to it to the effect that neither such Restricted Securities Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Company shall deliver to the Trustee an Officer’s Certificate promptly upon effectiveness, withdrawal or suspension of any shelf registration statement that is or has previously been declared effective with respect to the Notes.

     (e) Any transfer of Restricted Notes not described above (other than a transfer of a beneficial interest in a Global Security that does not involve an exchange of such interest for a Definitive Security or a beneficial interest in another Global Security, which must be effected in accordance with applicable law and the Applicable Procedures, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Registrar of such Opinions of Counsel, certificates and such other evidence reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act, or as otherwise set forth in this Indenture.
     (f) Any Non-Affiliate Note or Common Stock issued upon the conversion or exchange of a Non-Affiliate Note that, prior to the date upon which the Company instructs the Trustee to remove the Restricted Securities Legend pursuant to Section 2.07(c) above, is purchased or owned by the Company or any Affiliate thereof, may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Non-Affiliate Note or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).
     (g) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members and any beneficial owners.
     (h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall have no obligations or duties to the holders of any Common Stock issued pursuant to Article XII hereof.
     SECTION 2.08. Replacement Notes. If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Note, such Holder shall provide a certificate of loss and an indemnity and/or an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Note is replaced. The Company and the Trustee may charge the relevant Holder for their expenses in replacing any Note.

     The Trustee or any authenticating agent may authenticate any such substituted Note, and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature, or has been submitted for repurchase pursuant to Section 4.06 or is about to be converted into Common Stock pursuant to Article XII, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.
     Every replacement Note is an additional obligation of the Company and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Notes duly issued, authenticated and delivered hereunder.
     SECTION 2.09. Outstanding Notes. The Notes outstanding at any time are all the Notes properly authenticated by the Trustee except for those canceled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.
     If a Note is replaced pursuant to Section 2.08, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
     If Notes are considered paid under Section 4.01 or converted under Article XII, they shall cease to be outstanding and interest on them shall cease to accrue.
     Subject to Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
     SECTION 2.10. When Treasury Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded; provided, however, that this Section 2.10 shall not apply to any Affiliate Notes beneficially owned by an Affiliated Entity to the extent specified in Article VI and Article IX of this Indenture; and further provided that such proviso shall cease to apply to such Affiliate Notes at any time after their transfer to a beneficial owner that is not an Affiliated Entity (even if such Notes are subsequently reacquired by an Affiliated Person), at which time such Notes shall no longer be deemed to be Affiliate Notes, but only to the extent of the Notes so transferred.

     SECTION 2.11. Temporary Notes; Definitive Securities.
     (a) Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
     (b) Definitive Securities.
     (i) Except for transfers made in accordance with Section 2.07(b), a Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of Definitive Securities only if such transfer complies with Section 2.07 and (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such notice, or (y) an Event of Default has occurred and is continuing or (z) the Company, in its discretion, at any time determines not to have all of the Notes represented by a Global Security.
     (ii) In connection with the exchange of an entire Global Security for Definitive Securities pursuant to clause (x) of Section 2.11(b)(i), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations, and the Registrar shall register such exchanges in the Register.
     (iii) In connection with the exchange of an entire Global Security for Definitive Securities pursuant to clause (y) of Section 2.11(b)(i), if an Event of Default has occurred and is continuing, upon receipt by the Registrar of instructions from Agent Members on behalf the owner of a beneficial interest in a Global Security directing the Registrar to exchange such beneficial owner’s beneficial interest in such Global Security for Definitive Securities, subject to and in accordance with the Applicable Procedures, the Company shall promptly execute, and upon Company Order the Trustee shall authenticate and make available for delivery to such beneficial owner, Definitive Securities in a principal amount equal to such beneficial interest in such Global Security.
     (iv) If (A) an event described in Section 2.11(b)(i)(x) occurs and Definitive Securities are not issued promptly to all beneficial owners or (B) the Registrar receives from a beneficial owner instructions to obtain Definitive Securities due to an event described in Section 2.11(b)(i)(y) and Definitive Securities are not issued promptly to any such beneficial owner, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 hereof, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Notes as if such Definitive Securities had been issued.
     (c) Any Global Security or interest thereon that is transferable to the beneficial owners thereof in the form of Definitive Securities shall, if held by the Depositary, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Notes of authorized denominations in the form of certificated Notes in definitive form. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct.
     (d) Prior to any transfer pursuant to Section 2.11(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
     (e) The Company will make available to the Trustee a reasonable supply of certificated Notes in definitive form without interest coupons.
     SECTION 2.12. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else may cancel Notes surrendered for registration of transfer, exchange, payment, replacement, conversion, repurchase or cancellation. Upon written instructions of the Company, the Trustee shall destroy and dispose of canceled Notes as the Company directs and, after such destruction, shall deliver a certificate of destruction to the Company. The Company may not issue new Notes to replace Notes that it has paid or repurchased or that have been delivered to the Trustee for cancellation or that any Holder has (i) converted pursuant to Article XII hereof, or (ii) submitted for repurchase pursuant to Section 4.06 hereof (unless revoked pursuant to Section 4.06).
     SECTION 2.13. Defaulted Interest. If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest. It may pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders of Notes on a subsequent special record date. The Company shall fix any such special record date and payment date. At least 15 days before any such special record date, the Company shall mail to Holders of the Notes a notice that states the special record date, payment date and amount of such interest to be paid.
     SECTION 2.14. CUSIP Number. (a) The Company, in issuing the Restricted Notes and the Affiliate Notes, will use a restricted CUSIP number for such Notes until such time as the Restricted Securities Legend or Affiliate Security Legend, as the case may be, is removed pursuant to Section 2.07(c) or 2.07(d). At such time as the applicable restrictive legend is removed from such Notes pursuant to Section 2.07(c) or (d), the Company will use an unrestricted CUSIP number for such Note, but only with respect to the Notes where so removed.

     (b) The Company, upon issuing shares of Common Stock upon conversion of Restricted Notes or Affiliate Notes, will use a restricted CUSIP number for such shares of Common Stock. With respect to such share of Common Stock, until such time as the applicable Restricted Stock Legend is removed pursuant to Section 2.07(c) or 2.07(d) from such share of Common Stock, as the case may be, such restricted CUSIP will be the CUSIP numbers for such share of Common Stock. At such time as the applicable restrictive legend is removed from such share of Common Stock pursuant to Section 2.07(c) or (d), an unrestricted CUSIP number for such share of Common Stock will be deemed to be the CUSIP number therefor, but only with respect to the shares where so removed.
ARTICLE III
[Intentionally Omitted]
ARTICLE IV
COVENANTS
     SECTION 4.01. Payment of Notes. The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal, interest or the Designated Event Payment shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a Subsidiary of the Company or any Affiliate of the Company) holds as of 10:00 a.m. New York City time on that date immediately available funds designated for and sufficient to pay all principal, interest and the Designated Event Payment then due; provided, however, that money held by the Agent for the benefit of holders of Senior Debt pursuant to the provisions of Article XI hereof or the payment of which to the Holders is prohibited by Article XI shall not be considered to be designated for the payment of any principal of or interest on the Notes within the meaning of this Section 4.01.
     To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by Notes, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.
     SECTION 4.02. Reports. So long as any Notes are outstanding, the Company will (i) file with the Commission within the time periods prescribed by its rules and regulations, and (ii) furnish to the Trustee and the Holders within 15 days after the date on which the Company would be required to file the same with the Commission pursuant to its rules and regulations, all quarterly and annual financial information (without exhibits) required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors. The Company shall not be required to file any report or other information with the Commission if the Commission does not permit such filing, although such reports or other information will be required to be furnished to the Trustee.

     If at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file all reports, if any, as would be required by the provisions of Section 314(a) of the Trust Indenture Act with the Trustee and will furnish to Holders, beneficial owners of the Notes and prospective purchasers of the Notes or shares of Common Stock issuable upon conversion of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act.
     SECTION 4.03. Compliance Certificate. (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder).
     (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default.
     SECTION 4.04. Maintenance of Office or Agency. The Company shall maintain or cause to be maintained the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Notes may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.
     SECTION 4.05. Continued Existence. Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     SECTION 4.06. Repurchase Upon Designated Event. (a) Upon the occurrence of a Designated Event (the date of each such occurrence being the “Designated Event Date”), the Company shall notify the Holders and the Trustee in writing of such occurrence and shall be required to make an offer (the “Designated Event Offer”) to repurchase all Notes then outstanding at a repurchase price in cash (the “Designated Event Payment”) equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Designated Event Payment Date (as defined below).
     (b) Notice of a Designated Event and the Designated Event Offer shall be mailed by or at the direction of the Company to the Holders as shown on the Register not more than 20 days after the applicable Designated Event Date at the addresses as shown on the Register, with a copy to the Trustee and the Paying Agent. The Designated Event Offer shall remain open until a specified date (the “Designated Event Offer Termination Date”) which is at least 20 Business Days from the date such notice is mailed. During the period specified in such notice, a Holder may elect to tender its Notes in whole or in part in integral multiples of $1,000 in exchange for cash. Payment shall be made by the Company in respect of Notes properly tendered pursuant to this Section on a specified Business Day (the “Designated Event Payment Date”) which shall be no earlier than five Business Days after the applicable Designated Event Offer Termination Date and no later than 60 days after the applicable Designated Event. Unless and until the Trustee shall receive a notice of the occurrence of a Designated Event, the Trustee may assume without inquiry that none has occurred.
     (c) Such notice described in Section 4.06(b), which shall govern the terms of the Designated Event Offer, shall include such disclosures as are required by law and shall state:
   (i) that a Designated Event Offer is being made pursuant to this Section 4.06 and that all Notes will be accepted for payment;
   (ii) the transaction or transactions that constitute the Designated Event;
   (iii) the Designated Event Payment for each Note, the Designated Event Offer Termination Date and the Designated Event Payment Date;
   (iv) that any Note not accepted for payment will continue to accrue interest in accordance with the terms thereof;
   (v) that, unless the Company defaults on making the Designated Event Payment, any Note accepted for payment pursuant to the Designated Event Offer shall cease to accrue interest on the Designated Event Payment Date and no further interest shall accrue on or after such date;
   (vi) that a Holder electing to have Notes repurchased pursuant to a Designated Event Offer will be required to surrender its Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Designated Event Offer Termination Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;
   (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Designated Event Offer Termination Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;
   (viii) that Holders whose Notes are repurchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;
   (ix) the instructions that a Holder must follow in order to tender its Notes; and
   (x) that in the case of a Designated Event Offer Termination Date that is also an Interest Payment Date, the interest payment, if any, due on such Interest Payment Date shall be paid to the Person in whose name the Note is registered at the close of business on the relevant Designated Event Offer Termination Date.
     (d) On the Designated Event Offer Termination Date the Company shall (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Designated Event Offer, (ii) deposit with the Paying Agent an amount of money in immediately available funds sufficient to pay the Designated Event Payment with respect to all Notes or portions thereof so tendered and accepted and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate setting forth the aggregate principal amount of Notes or portions thereof tendered to and accepted for payment by the Company. On the Designated Event Payment Date, the Paying Agent shall mail or deliver to the Holders of Notes so accepted, the Designated Event Payment, and the Trustee shall promptly authenticate and mail or cause to be transferred by book entry to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered, if any; provided that such new Notes will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.
     (e) In the case of any reclassification, change, consolidation, merger, combination assignment, sale, lease, conveyance or other transfer to which Section 12.06 applies, in which the Common Stock of the Company is exchanged as a result into the right to receive stock, securities or other property or assets (including cash) which includes shares of common stock of the Company or another Person that are, or upon issuance will be, traded on a U.S. national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities other property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders to cause the Company to repurchase Notes following a Designated Event, including the applicable provisions of this Section 4.06 and the definitions of Designated Event, Change of Control and Termination of Trading, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provision apply to such common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).
     (f) The Designated Event Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, to the extent such laws and regulations are then applicable and shall include all instructions and materials that the Company shall reasonably deem necessary to enable each such Holder to tender its Notes.
     (g) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent an election to have its Notes purchased shall have the right to withdraw such election in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Designated Event Offer Termination Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased in whole or in part.
     SECTION 4.07. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.
     SECTION 4.08. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Company’s obligation to pay the Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Notes, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
     SECTION 4.09. Taxes. The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and government levies; provided, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment or levy (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its subsidiaries taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.
     SECTION 4.10. Increased Interest Rate.
     (a) If at any time during the six months to one year period following the last original issuance date of the Notes, (i) the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (other than any Current Report on Form 8-K), (ii) the Company has not cured such failure to timely file within 14 days of such failure and (iii) the Notes are not otherwise freely tradable by Holders (other than Holders who are Affiliates of the Company) as a result of restrictions pursuant to the U.S. securities laws or the terms of this Indenture or the Notes, the interest rate in respect of the Notes shall be increased by 0.25% per annum for the first 90 days of such period following such failure to file and by 0.50% per annum after the first 90 days of the period (in either case, ending on the date that is one year from the Issue Date of the Notes) for which such failure to file continues.
     (b) Unless:
     (i) the Restricted Securities Legend on the Notes (other than the Affiliate Notes) has been removed, and
     (ii) the Notes (other than the Affiliate Notes) are freely tradable pursuant to Rule 144 under the Securities Act without volume restrictions by Holders other than

Affiliates of the Company (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), as of the 365th day after the date of original issuance of the Notes, either (x) the interest rate on the Notes (other than the Affiliate Notes, unless and until such time as such Notes are transferred to a Person that is not an Affiliated Entity) will be increased by 0.25% per annum for the first 90 days of such period and by 0.50% per annum after the first 90 days of the period until the foregoing requirements are satisfied or (y) if the Company elects, the Company shall no later than the 410th day after the Issue Date (or, if at that time the Company is a “well known seasoned issuer” as defined in Rule 405 under the Securities Act, the 385th day after such date) file and maintain effective a resale registration statement relating to the Notes and the shares of Common Stock issuable on conversion thereof (the “Shelf Registration Statement”); provided that if the Company elects to file a Shelf Registration Statement pursuant to clause (y) above, the interest rate on such Notes will not increase following the 365th day after the date of original issuance of the Notes but shall instead increase as provided in clause (x) if such Shelf Registration Statement has not become effective within the time period specified in such clause (y).
(c) (i) In the event the Company elects to file a Shelf Registration Statement, the Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by Holders until the earliest of (i) the date the Restricted Securities Legend has been removed from all Non-Affiliate Notes, (ii) all Non-Affiliate Notes bearing a Restricted Securities Legend have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise), (iii) all Non-Affiliate Notes registered under the Shelf Registration Statement have been sold and (iv) April 1, 2011 (the “Effectiveness Period”).
     (ii) The Company may suspend the use of any prospectus forming a part of the Shelf Registration Statement, without incurring or accruing any obligation to pay additional interest pursuant to Section 4.10(b), for a period not to exceed 45 calendar days in any three-month period, or an aggregate of 90 calendar days in any twelve-month period, if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation proposed or pending corporate developments and similar events or because of filings with the Commission, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Shelf Registration Statement and prospectus forming a part thereof, except as required by applicable law.
     (iii) Subject to the Company’s right to suspend the use of the Shelf Registration Statement and the prospectus forming a part thereof as set forth above, in the event that (A) the Shelf Registration Statement ceases to be effective during the Effectiveness Period, (B) the Holders of Non-Affiliate Notes are not authorized to use the

Shelf Registration Statement or the prospectus forming a part thereof or (B) the Holders of Non-Affiliate Notes are otherwise prevented or restricted by the Company from effecting sales pursuant to the Shelf Registration Statement (an “Effective Failure”) for more than 45 days, whether or not consecutive, in any three-month period, or for more than 90 days, whether or not consecutive, during any twelve-month period, then the Company shall pay additional interest to Holders as set forth in the Section 4.10(b) as though no Shelf Registration Statement had been declared effective, commencing on the date of the Effective Failure to but excluding the earlier of the date such Effective Failure is cured, waived or otherwise ceases to exist and the last day of the Effectiveness Period. The payment of additional interest shall be the sole remedy of the Holders for any Effective Failure or any other failure of the Company to comply with this Section 4.10(c) and no such Effective Failure or other failure shall constitute a Default or Event of Default.
     (d) So long as a condition described in either paragraph (a) or (b) of this Section 4.10 continues or the Company is required to pay additional interest pursuant to paragraph (c) of this Section 4.10, the Company shall pay such additional interest in cash on April 15 and October 15 of each year to the Person who is the Holder of record of the Notes on the immediately preceding April 1 and October 1. When such condition ceases to continue, any accrued but unpaid additional interest through the date of cessation shall be paid to the record Holder on the subsequent Interest Payment Date.
     SECTION 4.11. Additional Interest Notice. In the event that the Company is required to pay additional interest to Holders of Securities pursuant to Sections 4.10 or 6.02(b) hereof, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, the Paying Agent) of the Company’s obligation to pay such additional interest no later than three Business Days prior to date on which any such additional interest is scheduled to be paid. Such notice shall set forth the amount of additional interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether additional interest is payable, or with respect to the nature, extent, or calculation of the amount of additional interest owed, or with respect to the method employed in such calculation of additional interest.
ARTICLE V
SUCCESSORS
     SECTION 5.01. When the Company May Merge, Etc. The Company may not, in a single transaction or series of related transactions, consolidate or merge or combine with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, any corporation as an entirety or substantially as an entirety unless:
     (a) either:

   (i) the Company shall be the surviving or continuing corporation or
   (ii) the corporation formed by or surviving any such consolidation or merger or combination (if other than the Company) or the corporation which acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company
   (1) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and
   (2) shall expressly assume the due and punctual payment of the principal of, and interest on all the Notes and the performance of every covenant of the Company under the Notes and the Indenture, including, without limitation, modifications to rights of holders to cause the repurchase of Notes upon a Designated Event in accordance with Section 4.06(e) and conversion rights in accordance with Section 12.06 to the extent required by such Sections, pursuant to a supplemental indenture;
     (b) immediately after giving effect to such transaction no Default and no Event of Default exists; and
     (c) the Company or such Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, combination, sale, assignment, disposition, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.
     (d) For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
     SECTION 5.02. Successor Corporation Substituted. Upon any such consolidation, merger, sale, assignment, conveyance, lease, transfer or other disposition in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.
     SECTION 5.03. Purchase Option on Change of Control. This Article V does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 4.06.

ARTICLE VI
DEFAULTS AND REMEDIES
     SECTION 6.01. Events of Default. An “Event of Default” with respect to any Notes occurs if:
     (a) the Company defaults in the payment of principal of the Notes when due at maturity, upon repurchase, upon acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions set forth in Article XI of this Indenture; or
     (b) the Company defaults in the delivery when due of all Common Stock deliverable upon conversion with respect to the Notes, which default continues for five days; or
     (c) the Company defaults in the payment of any installment of interest on the Notes when due, whether or not such payment is prohibited by the subordination provisions set forth in Article XI of this Indenture, including any interest payable in connection with a repurchase pursuant to Section 4.06 or pursuant to Section 4.10, and continuance of such default for 30 days or more; or
     (d) the Company defaults (other than a default set forth in clauses (a), (b) and (c) above and clauses (e) and (f) below) in the performance of, or breaches, any other covenant of the Company set forth in this Indenture or the Notes and fails to remedy such default or breach within a period of 60 days after the receipt of written notice (“Notice”) from the Trustee or the Holders of either (i) at least 25% in aggregate principal amount of the then outstanding Non-Affiliate Notes or (ii) a 50% Affiliated Holder; or
     (e) the Company defaults in the payment of the Designated Event Payment in respect of the Notes on the Designated Event Payment Date, whether or not such payment is prohibited by the subordination provisions set forth in Article XI of this Indenture; or
     (f) the Company fails to provide timely notice of any Designated Event in accordance with Section 4.06 hereof; or
     (g) failure of the Company or failure of any Material Subsidiary to make any payment at maturity, including any applicable grace period, in respect of indebtedness for borrowed money of, or guaranteed or assumed by, the Company or any Material Subsidiary, which payment is in an amount in excess of $20,000,000, and continuance of such failure for 30 days after the receipt of Notice; or
     (h) default by the Company or default by any Material Subsidiary with respect to any indebtedness referred to in clause (g) above, which default results in the acceleration of any such indebtedness of an amount in excess of $20,000,000 without such indebtedness having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled for 30 days after the receipt of Notice; or

     (i) the Company or any Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case,
     (ii) consents to the entry of an order for relief against it in an involuntary case,
     (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,
     (iv) makes a general assignment for the benefit of its creditors, or
     (v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or
     (j) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company or any Material Subsidiary in an involuntary case,
     (ii) appoints a Custodian of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days, or
     (iii) orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days.
     The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     SECTION 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (i) and (j) of Section 6.01) occurs and is continuing, then and in every such case (i) the Trustee, by written notice to the Company, (ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes that are not held by an Affiliated Entity, by written notice to the Company and the Trustee, or (iii) any Affiliated Entity that beneficially owns at least 50% in aggregate principal amount of the then-outstanding Notes (a “50% Affiliated Holder”), by written notice to the Company and the Trustee, may declare the unpaid principal of, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such declaration such principal amount, and accrued and unpaid interest, if any, shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Notes to the contrary, but subject to the provisions of Article XI hereof. If any Event of Default with respect to the Company specified in clauses (i) or (j) of Section 6.01 occurs, all unpaid principal of and and accrued and unpaid interest, if any, on the Notes then outstanding shall become automatically due and payable subject to the provisions of Article XI hereof, without any declaration or other act on the part of the Trustee or any Holder.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes that are not held by an Affiliated Entity, by notice to the Trustee, may rescind an acceleration of the Notes initiated by (i) the Trustee or (ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes that are not held by an Affiliated Entity, and its consequences if all existing Events of Default (other than nonpayment of principal of or and interest, if any, on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. Any Affiliated Entity that beneficially owns at least 50% in aggregate principal amount of the then-outstanding Notes may similarly rescind any acceleration of the Notes initiated by a 50% Affiliated Holder, and the consequences of such acceleration, if all existing Events of Default (other than nonpayment of principal of or interest on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.
     (b) Notwithstanding any other provision in this Article VI, if the Company breaches its obligation to file or furnish reports or other financial information pursuant to Section 314(a) of the TIA or as otherwise required under this Indenture, the Company shall be required to pay additional interest on the Notes, and the Holders will not have any immediate right under the Indenture to accelerate the maturity of the Notes as a result of any such breach. If any such breach continues for 60 days after notice thereof is given in accordance with the Indenture, the Company will pay additional interest to all Holders at a rate per annum equal to 0.50% per annum to but not including the 180th day following such notice (or such earlier date on which the Event of Default relating to the reporting obligations referred to in this Section 6.02(b) shall have been cured or waived). On such 180th day, such additional interest will cease to accrue (or earlier, if the Event of Default relating to the reporting obligations referred to in this Section 6.02(b) shall have been cured or waived prior to such 180th day) and, if the Event of Default is continuing on such 180th day, the Notes will be subject to acceleration as provided in Section 6.02(a). The provisions of this Section 6.02(b) will not affect the rights of the Holders in the event of the occurrence of any other Event of Default, and are separate and distinct from, and in addition to, the obligation of the Company to increase the interest rate of, and the amount of interest payable on, the Notes pursuant to Section 4.10. Any additional interest paid pursuant to this Section 6.02(b) will be payable at the times and in the manner provided for the payment of regular interest in the Notes (and all references herein to “interest” shall include the additional interest provided for in this Section 6.02(b)).
     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     SECTION 6.04. Waiver of Past Defaults. Subject to the right of a 50% Affiliated Holder to accelerate the Notes, the Holders of a majority in aggregate principal amount of the then-outstanding Notes that are not held by an Affiliated Entity may, on behalf of the Holders of all the Notes, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of or interest on the Notes (other than the non-payment of principal of or non-payment of interest, if any, on the Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all Holders of Notes. When a Default or Event of Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
     SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the then-outstanding Notes that are not held by an Affiliated Entity, or if a 50% Affiliated Holder has accelerated the maturity of the Notes, such 50% Affiliated Holder, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided that the Trustee shall have no duty or obligation (subject to Section 7.01) to ascertain whether or not such actions of forbearances are unduly prejudicial to such Holders; provided, further, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.
     SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
   (1) the Holder gives to the Trustee notice of a continuing Event of Default;
   (2) (i) the Holders of at least 25% in principal amount of the then-outstanding Notes that are not held by an Affiliated Entity or (ii) a 50% Affiliated Holder, as the case may be, makes a request to the Trustee to pursue the remedy;
   (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
   (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
   (5) during such 60-day period, in the case of clause (2)(i) above, the Holders of a majority in principal amount of the then-outstanding Notes that are not held by an Affiliated Entity do not give the Trustee a direction inconsistent with the request.
     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
     SECTION 6.07. Rights of Holders To Receive Payment. Subject to the provisions of Article XI hereof, notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, and interest, if any, on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Note shall not be impaired or affected without the consent of such Holder.
     SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a), (c) or (e) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest, if any, remaining unpaid on the Notes and interest, if any, on overdue principal and interest, if any, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Notes allowed in any judicial proceedings relative to the Company, its creditors or its property. Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.07. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:
     First: to the Trustee for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;
     Second: to holders of Senior Debt to the extent required by Article XI;
     Third: if the Holders proceed against the Company directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;
     Fourth: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, if any, respectively; and
     Fifth: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a special record date and payment date for any payment to Holders of Notes made pursuant to this Section 6.10. At least 15 days before any such special record date, the Trustee shall mail to Holders of the Notes a notice that states the special record date, payment date and amount of such interest to be paid.
     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE VII
THE TRUSTEE
     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.
     SECTION 7.01. Duties of the Trustee.
     (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (b) Except during the continuance of an Event of Default known to the Trustee:
   (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
   (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
   (1) This paragraph does not limit the effect of paragraph (b) of this Section;

   (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
   (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01 and to the provisions of the TIA.
     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.
     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     SECTION 7.02. Rights of the Trustee. Subject to Section 7.01:
     (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter contained therein.
     (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and other Persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith without negligence or willful misconduct which it believes to be authorized or within its discretion, rights or powers.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by Officers of the Company.
     (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or discretion of any of the Holders of Notes pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.
     (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested in writing to do so by the Holders of either not less than a majority in aggregate principal amount of the Notes then outstanding, provided that if the Trustee determines in its discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.
     (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct
     (j) The Trustee shall not be responsible for the computation of any adjustment to the Conversion Rate or for any determination as to whether an adjustment is required and shall not be deemed to have knowledge of any adjustment unless and until it shall have received the notice from the Company contemplated by Section 12.05(k).
     SECTION 7.03. Individual Rights of the Trustee. Subject to Sections 7.10 and 7.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate of the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
     SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes. It shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

     SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 60 days after it occurs. A Default or an Event of Default shall not be considered known to the Trustee unless it is a Default or Event of Default in the payment of principal or interest when due under Section 6.01(a), (b) or (e) or the Trustee shall have received notice thereof, in accordance with this Indenture, from the Company or from the Holders of a majority in principal amount of the outstanding Notes. Except in the case of a Default or Event of Default in payment of principal of, or interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders of the Notes.
     SECTION 7.06. Reports by the Trustee to Holders. Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to Holders of Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).
     A copy of each report at the time of its mailing to Holders of Notes shall be filed, at the expense of the Company, by the Trustee with the Commission and each stock exchange or securities market, if any, on which the Notes are listed. The Company shall timely notify the Trustee when the Notes are listed or quoted on any stock exchange or securities market.
     SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time and the Trustee shall be entitled to reasonable compensation for its acceptance of this Indenture and its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents, counsel and other persons not regularly in its employ.
     The Company shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the trusts hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain one separate counsel and, if deemed advisable by such counsel, local counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel and local counsel. The indemnification herein extends to any settlement, provided that the Company will not be liable for any settlement made without its consent, provided, further, that such consent will not be unreasonably withheld.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.
     The Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee to secure the Company’s payment obligations in this Section 7.07, except that held in trust to pay principal and interest, if any, on Notes. Such liens and the Company’s obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.
     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     SECTION 7.08. Replacement of the Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee if:
     (i) the Trustee fails to comply with Section 7.10;
     (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (iii) a Custodian or public officer takes charge of the Trustee or its property; or
     (iv) the Trustee becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.
     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.
     SECTION 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.
     SECTION 7.10. Eligibility, Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310 (a)(1) and (5). The Trustee shall always have a combined capital and surplus as stated in Section 10.10. The Trustee is subject to TIA Section 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest; provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
     SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship set forth in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE VIII
SATISFACTION AND DISCHARGE OF INDENTURE
     SECTION 8.01. Discharge of Indenture. When (a) the Company delivers to the Trustee for cancellation all Notes theretofore authenticated (other than any other Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation have become due and payable or by their terms will become due and payable within one year, and the Company deposits with the Trustee, in trust, amounts in U.S. legal tender or U.S. Government Obligations sufficient to pay at maturity of all of the Notes (other than any Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and and interest, if any, due or to become due to such date of maturity, and if the Company also pays, or causes to be paid, all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution, replacement and exchange and conversion of Notes, (ii) rights hereunder of Holders of Notes to receive payments of principal of and interest, if any, on the Notes, (iii) the obligations under Sections 2.03 and 8.05 hereof and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 10.04 and at the Company’s cost and expense, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.
     SECTION 8.02. Deposited Monies to be Held in Trust by Trustee. Subject to Section 8.04, all monies deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article XI, either directly or through the Paying Agent, to the Holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any.
     SECTION 8.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee) shall, upon the Company’s demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
     SECTION 8.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, or interest, if any, on Notes and not applied but remaining unclaimed by the Holders thereof for two years after the date upon which the principal of, or interest on such Notes, as the case may be, have become due and payable, shall be repaid to the Company by the Trustee on demand; provided, however, that the Company, or the Trustee at the request of the Company, shall have first caused notice of such payment to the Company to be mailed to each Holder of a Note entitled thereto no less than 30 days prior to such payment and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of such Notes shall thereafter look only to the Company for any payment which such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.
     SECTION 8.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders thereof to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENTS
     SECTION 9.01. Without the Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to or the consent of any Holder to:
     (a) cure any ambiguity or correct or supplement any defective or inconsistent provision contained in this Indenture or make any other changes in the provisions of this Indenture which the Company and the Trustee may deem necessary or desirable, provided such amendment does not materially and adversely affect the rights of the Holders;
     (b) provide for uncertificated Notes in addition to or in place of certificated Notes;
     (c) evidence the succession of another Person to the Company and provide for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Notes as permitted by Section 5.01;
     (d) provide for conversion rights and/or repurchase rights of Holders in the event of consolidation, merger or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.01 and/or 12.06;
     (e) increase the Conversion Rate;
     (f) make any changes that would provide any additional rights or benefits to Holders or that does not adversely affect the legal rights under this Indenture of any such Holder; or
     (g) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.
     SECTION 9.02. With the Consent of Holders. Subject to Section 6.07, the Company and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes held by persons other than an Affiliated Entity (including consents obtained in connection with a tender offer or exchange offer for Notes).
     Subject to the right of a 50% Affiliated Holder to accelerate the Notes as described under Section 6.02 and also to Sections 6.04 and 6.07, the Holders of a majority in principal amount of the then-outstanding Notes held by Persons other than an Affiliate or an Affiliated Entity (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

          However, without the consent of each Holder of a Note affected (including any Holder that is an Affiliated Entity), an amendment or waiver under this Section may not, with respect to any Notes held by a non-consenting Holder:
     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (b) reduce the principal of, any Designated Event Payment in respect of (including any Make Whole Premium payable), or change the fixed maturity of, any Note;
     (c) reduce the rate of, or change the time for payment of, interest on any Note, including defaulted interest, if any;
     (d) waive a Default or Event of Default in the payment of principal of or interest on the Notes (except a rescission of acceleration of the Notes as provided in Section 6.02);
     (e) make any Note payable in money other than as provided for herein and in the Notes;
     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, or interest or the Notes;
     (g) except as permitted herein (including Section 9.01(a)), reduce the Conversion Rate or modify the provisions contained herein relating to conversion of the Notes in a manner adverse to the Holders thereof; or
     (h) make any change to the abilities of Holders of Notes to enforce their rights hereunder or the provisions of clauses (a) through (h) of this Section 9.02.
     In order to amend any provisions of Article XI, if such amendment would adversely affect the rights of Holders, (i) at least 75% in aggregate principal amount of the Notes then outstanding and (ii) at least 75% in aggregate principal amount of the Notes then outstanding (other than those held by an Affiliated Entity) must consent to such amendment.
     To secure a consent of the Holders of Notes under this Section, it shall not be necessary for such Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment or waiver under this Article IX becomes effective, the Company shall mail to Holders of Notes a notice briefly describing the amendment or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Article IX.
     SECTION 9.03. Compliance with the Trust Indenture Act. Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.
     After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in clauses (a) through (h) of Section 9.02. In such cases, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.
     SECTION 9.05. Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes without charge to the Holders of the Notes, except as specified in Section 2.07.
     SECTION 9.06. Trustee Protected. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.
ARTICLE X
GENERAL PROVISIONS

     SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such duties imposed by such Section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.
     SECTION 10.02. Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), or sent by facsimile or overnight air couriers guaranteeing next day delivery, to the other’s address as stated in Section 10.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, all notices to the Trustee shall be effective only upon receipt by a Trust Officer.
     Any notice or communication to a Holder shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
     If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company sends a notice or communication to Holders of Notes, it shall send a copy to the Trustee and each Agent at the same time.
     All notices or communications shall be in writing.
     SECTION 10.03. Communication by Holders With Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).
     SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such person, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
     SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:
     (1) a statement that the person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by, an Officer or Officers of the Company, or other Persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous.
     Any Officer’s Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid is erroneous.
     SECTION 10.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or a meeting of, Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
     SECTION 10.07. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are permitted or required by any applicable law to be closed, and a “Business Day” is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any date specified in this Indenture, is a Legal Holiday, then such date shall be the next succeeding Business Day.
     SECTION 10.08. No Recourse Against Others. No director, officer, employee or stockholder, as such, of the Company from time to time shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the Notes. Each of such directors, officers, employees and stockholders is a third party beneficiary of this Section 10.08.
     SECTION 10.09. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     SECTION 10.10. Other Provisions. The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.
     The reporting date for Section 7.06 is April 15 of each year; provided, the first reporting date is April 15, 2010.
     The Trustee shall always have, or shall be a Subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
     The Company’s address is:
Amkor Technology, Inc.
1900 South Price Road
Chandler, AZ 85286
Attention: Chief Financial Officer
Facsimile: (480) 821-6674
Telephone: (480) 821-5000
     The Trustee’s address is:
U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Corporate Trust Services (Amkor Technology, Inc.
               6.00% Convertible Senior Subordinated Notes due 2014)
Facsimile: (617) 603-6665
Telephone: (617) 603-6562
     SECTION 10.11. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND

THE NOTES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     SECTION 10.12. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.
     SECTION 10.13. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
     SECTION 10.14. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 10.15. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
     SECTION 10.16. Submission to Jurisdiction. The Company (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any federal or state court sitting in The City of New York; (ii) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.
ARTICLE XI
SUBORDINATION
     SECTION 11.01. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash or other payment satisfactory to holders of Senior Debt of all Senior Debt (whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. The Company agrees, and each Holder by accepting a Note agrees, that the indebtedness evidenced by the Note is equal in right of payment to the Existing Pari Passu Indebtedness. The Notes shall be “Designated Senior Debt” for purposes of the indentures governing the Company’s Convertible Subordinated Notes.
     SECTION 11.02. Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:
     (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations in respect of such Senior Debt (including interest, expense reimbursements and indemnities after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such claims are allowed, allowable or enforceable in such proceeding and even if disallowed therein) in cash or other payment satisfactory to the holders of the Senior Debt before the Holders of the Notes shall be entitled to receive any payment or distribution with respect to the Notes (except that Holders of the Notes may receive and retain (A) Permitted Junior Securities and (B) payments and other distributions made from any trust created pursuant to Section 8.02 hereof); and
     (2) until all Obligations with respect to Senior Debt (as provided in clause (1) above) are paid in full in cash or other payment satisfactory to the holders of the Senior Debt, any distribution to which Holders of Notes would be entitled but for this Article XI shall be made to holders of Senior Debt (except that Holders of the Notes may receive and retain (A) Permitted Junior Securities and (B) payments and other distributions made from any trust created pursuant to Section 8.02 hereof), as their interests may appear.
     SECTION 11.03. Default on Designated Senior Debt. The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire any Notes from the Trustee or any Holder for cash or property (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any trust created pursuant to Section 8.02 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full in cash or other payment satisfactory to the holders of the Senior Debt if:
     (i) a default in the payment of any principal or other Obligations in respect of Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Debt; or
     (ii) a default, other than a default specified in (i) above, on Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Person who may give it pursuant to Section 11.11 hereof.
     If the Trustee receives any Payment Blockage Notice pursuant to Section 11.03(ii) hereof, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

     The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:
     (1) in the case of a payment default, upon the date on which the default is cured or waived, and
     (2) in the case of a nonpayment default referred to in Section 11.03(ii) hereof, the earlier of the date on which such nonpayment default is cured or waived, or 179 days after the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this Article XI otherwise permits the payment, distribution or acquisition at the time of such payment, distribution or acquisition.
     SECTION 11.04. Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt (or their Representative) of the acceleration.
     SECTION 11.05. When Distribution Must Be Paid Over. In the event that the Trustee, any Holder or any other Person receives any payment or distribution of the Company’s assets of any kind in contravention of any of the terms of the Indenture or the Notes, whether in cash, property or securities (including, without limitation, by way of set-off or otherwise) with respect to any Obligations under the Notes before all Senior Debt is paid in full in cash (or other payment satisfactory to the holders of the Senior Debt) at a time when (i) such payment is prohibited by the provisions of this Article XI, or (ii) the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by the provisions of this Article XI, then the recipient of such payment shall hold it in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.
     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article XI, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Notes or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article XI, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.
     SECTION 11.06. Notice by Company. The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes or the purchase of any Notes by the Company to violate this Article XI, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article XI.
     SECTION 11.07. Subrogation. After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article XI to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders of Notes, a payment by the Company on the Notes.
     SECTION 11.08. Relative Rights. This Article XI defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:
     (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay its Obligations in respect of this Indenture and the Notes in accordance with their terms;
     (2) affect the relative rights of Holders and creditors of the Company, other than their rights in relation to holders of Senior Debt; or
     (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.
     If the Company fails because of this Article XI to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.
     SECTION 11.09. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any such holder to comply with this Indenture.
     SECTION 11.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.
     Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

     SECTION 11.11. Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article XI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at least two Business Days prior to the date of such payment or distribution written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article XI. Only the Company or a Representative may give the notice.
     Nothing in this Article XI shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.
     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
     SECTION 11.12. Authorization to Effect Subordination. Each Holder by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XI, and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.
     SECTION 11.13. Amendments. The provisions of this Article XI shall not be amended or modified without the written consent of the holders of all Senior Debt.
     SECTION 11.14. Senior Debt Entitled to Rely. The holders of Senior Debt shall have the right to rely upon this Article XI, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.
ARTICLE XII
CONVERSION
     SECTION 12.01. Right to Convert. Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, at any time on or before the close of business on the last Trading Day prior to the Maturity Date (except that, with respect to any Note or portion thereof subject to a duly completed election for repurchase, such right shall terminate on the close of business on the Designated Event Offer Termination Date (unless the Company defaults in the payment due upon repurchase)) to convert the principal amount of any Note held by such Holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) based on the Conversion Rate in effect at such time, by surrender of the Note to be so converted in whole or in part in the manner provided in Section 12.02. A Holder is not entitled to any rights of a holder of Common

Stock until such Holder has converted his or her Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article XII.
     SECTION 12.02. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. To exercise, in whole or in part, the conversion privilege with respect to any Note, the Holder of such Note shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 4.04, accompanied by the funds, if any, required by the fourth paragraph of this Section 12.02, and shall give a duly signed written notice of conversion, in the form provided on the Notes or available from the Conversion Agent (or such other notice which is acceptable to the Company) to the office or agency, that the Holder elects to convert such Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 12.07. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his or her duly authorized attorney.
     As promptly as practicable after satisfaction of the requirements for conversion set forth above, but no later than the third Business Day thereafter, the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.04, a certificate or certificates for, or effect a book-entry transfer through the Depositary with respect to, the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article XII and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion (unless the Company elects to round up the number of share of Common Stock deliverable upon conversion pursuant to Section 12.03), as provided in Section 12.03 (which payment, if any, shall be paid no later than three Business Days after satisfaction of the requirements for conversion set forth above). Notwithstanding the preceding sentenced, if any calculation required in order to determine the number of shares of Common Stock the Company must deliver in respect of a given conversion of Notes is based on data or other information that will not be available to the Company on the date the requirements set forth in the first paragraph of this Section 12.02 have been satisfied, the Company will delay settlement of that conversion until no later than the third Business Day after the relevant data or information becomes available. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid or the Holder shall have established to the reasonable satisfaction of the Company that such taxes and duties have been paid. In case any Note of a denomination of an integral multiple greater than $1,000 is surrendered for partial conversion, and subject to Section 2.02, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to him or her, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.
     Each conversion shall be deemed to have been effected with respect to a Note (or portion thereof) on the date on which the requirements set forth above in the first paragraph of this Section 12.02 have been satisfied with respect to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any Holder who has satisfied the requirements for conversion set forth above but does not receive certificates representing shares of Common Stock (or such shares in electronic book-entry form, as applicable) within five days after satisfying such requirements (or five days after such longer period of time as the Company may be allowed to deliver the shares pursuant to the terms of the preceding paragraph) may notify the Conversion Agent in writing of such failed conversion and such Holder will be reinstated as a Holder for all purposes under this Indenture until such shares are delivered. Any such surrender on any date when the Company’s stock transfer books are closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note is surrendered.
     Any Note or portion thereof surrendered for conversion during the period from the close of business on the Regular Record Date for any interest payment through the close of business on the last Trading Day immediately preceding such Interest Payment Date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest, otherwise payable on such Interest Payment Date on the principal amount being converted; provided however, that no such payment need be made if there exists at the time of conversion a default in the payment of interest on the Notes; and provided, further, that no such payment need be made if the Notes are surrendered for conversion on or after the final Regular Record Date. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the Holder at the close of business on such Regular Record Date; provided, however, that if the Company defaults in the payment of interest, if applicable, on such Interest Payment Date, such amount shall be paid to the Person who made such required payment. Except as provided above in this Section 12.02, no cash payment of interest shall be made and no adjustment shall be made for interest accrued, if any, on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article XII.
     With respect to any Notes bearing a Restricted Securities Legend or Affiliate Security Legend on the date of conversion, the shares of Common Stock distributed upon conversion will be issued in physical certificated form, will not be held in book-entry form through the facilities of the Depositary and shall be treated as “restricted securities,” and the Company will affix the applicable Restricted Stock Legend that is set forth in Exhibit D upon such shares of Common Stock.
     By delivering the amount of cash and/or the number of shares of Common Stock issuable on conversion to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Notes so converted and its obligation to pay accrued and unpaid interest attributable to the period from the most recent Interest Payment Date through the date of conversion (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).
     SECTION 12.03. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Note or Notes, the Company may elect to make an adjustment therefore in cash based upon the Current Market Price (as defined in Section 12.05(g)) of the Common Stock on the last Trading Day prior to the date of conversion, or in lieu of making such cash payment, the Company may elect to round up to the next whole share the number of shares of Common Stock to be issued to any Holder upon conversion.
     SECTION 12.04. Conversion Rate. The Conversion Rate shall be as specified in the form of Note attached as Exhibit A hereto, subject to adjustment as provided in this Article XII.
     SECTION 12.05. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (a) If the Company shall hereafter issue shares of its Common Stock as a dividend or distribution to all or substantially all holders of its outstanding shares of Common Stock, the Conversion Rate in effect immediately after the Record Date for such dividend or distribution shall be increased by multiplying the Conversion Rate in effect at the close of business on such Record Date by a fraction, (i) the numerator of which shall be the total number of shares of Common Stock that will be outstanding immediately after such dividend or other distribution, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such dividend or distribution. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date for such dividend or other distribution. If any dividend or distribution of the type described in this Section 12.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
     (b) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced. Any such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
     (c) If the Company shall issue rights, options or warrants to all or substantially all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) for a period expiring 45 days or less from the date of issuance of such rights, options or warrants at a price per share (or having a conversion price per share) less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the close of business on such Record Date by a fraction (i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on such Record Date plus (y) the total number of additional shares of Common Stock issuable pursuant to such rights, options or warrants (or into which the convertible securities so offered are convertible), and (ii) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on such Record Date plus (y) the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants (or the aggregate conversion price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) and (B) the Current Market Price as of the Business Day immediately preceding the announcement of the issuance of such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive the distribution of such rights, options or warrants. To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights, options or warrants the Conversion Rate shall be readjusted to be the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such Record Date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price on the related Record Date, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, options or warrants, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.
     (d) If the Company shall, by dividend or otherwise, distribute to all or substantially all holders of Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 12.05(a) or 12.05(b) applies) or evidences of its indebtedness, cash or other assets or property (including securities, but excluding any dividend, distribution or issuance of a type referred to in Section 12.05(b), (c) or (e), or of Spin-off Securities (as defined below)) (the foregoing hereinafter in this Section 12.05(d) called the “Distributed Securities”), then (unless the Company distributes such Distributed Securities for distribution to the Holders of Notes on such dividend or distribution date (in such amount as if each Holder had converted such Note into Common Stock immediately prior to the Record Date with respect to such distribution)), in each such case, the Conversion Rate shall be adjusted so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect at the close of business on the Record Date with respect to such distribution by a fraction (i) the numerator of which shall be the Current Market Price on such Record Date, and (ii) the denominator of which shall be (x) the Current Market Price on such Record Date minus (y) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such Record Date of the portion of the Distributed Securities applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such Record Date). Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution; provided, however, that in the event the then fair market value (as so determined) of the portion of the Distributed Securities applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of Distributed Securities such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12.05(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, in doing so the Board of Directors shall, to the extent possible, consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 12.05(g).
     Notwithstanding any other provision of this Section 12.05(d) to the contrary, rights, options, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any stockholder rights plan) shall be deemed not to have been distributed for purposes of this Section 12.05(d) if the Company makes proper provision so that each Holder who converts a Note (or any portion thereof) after the Record Date fixed for determination of stockholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of such distributions that such Holder would have been entitled to receive if such Holder had, immediately prior to such determination date, converted such Note into shares of Common Stock.
     Notwithstanding the foregoing, if the Company shall, by dividend or otherwise, distribute to all or substantially all holders of Common Stock shares of any class of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the “Spin-off Securities”), the Conversion Rate shall be adjusted, unless the Company makes an equivalent distribution to Holders of the Notes, such that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect at the close of business on the Record Date fixed for the determination of stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be the sum of (x) the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of our Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Days (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the “ex” date with respect to such Spin-off Securities, on the Nasdaq Global Select Market or such other national or regional exchange or market on which the Spin-off Securities are listed or quoted (provided, that if shares of shares of such capital stock or equity interests are not so listed or quoted, the fair market value as determined in good faith by the Company’s Board of Directors) and (y) the average of the Closing Sale Prices of one share of Common Stock over the Spinoff Valuation Period of the Spinoff Securities , and (ii) the denominator of which shall be the average of the Closing Sale Prices of one share of Common Stock over the Spinoff Valuation Period. Such adjustment shall become effective immediately after the Record Date for such distribution, but the Company shall not be required to calculate the adjustment to the conversion rate adjustment relating to any Spinoff Securities until the third Business Day following the Spinoff Valuation Period; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such Holder would have received if its Notes had been converted on the Record Date with respect to such distribution.
     For purposes of this Section 12.05(d) and Sections 12.05(a) and (c), any dividend or distribution to which this Section 12.05(d) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 12.05(c) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of Capital Stock, rights, options or warrants other than such shares of Common Stock or rights, options or warrants to which Section 12.05(c) applies (and any Conversion Rate adjustments required by this Section 12.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustments required by Sections 12.05(a) and (c) with respect to such dividend or distribution shall then be made, except that (A) the Record Date of such dividend or distribution shall be substituted as “the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determination” and “Record Date” within the meaning of Section 12.05(a) and as “the Record Date fixed for the determination of stockholders entitled to receive such rights, options or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights, options or warrants” and “such Record Date” within the meaning of Section 12.05(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 12.05(a).
     (e) If the Company shall make any dividend or other distribution (a “Triggering Distribution”) consisting exclusively of cash to all or substantially all holders of shares of its Common Stock (excluding any cash that is distributed upon a merger or consolidation to which Section 12.06 applies or as part of a distribution referred to in Section 12.05(d)), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately at the close of business on the Record Date for such Triggering Distribution (a “Distribution Determination Date”) by a fraction (i) the numerator of which shall be the Current Market Price per share of Common Stock on such Distribution Determination Date, and (ii) the denominator of which shall be (x) the Current Market Price per share of Common Stock on such Distribution Determination Date minus (y) the amount of such cash dividend or distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the Distribution Determination Date); provided, however, that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Distribution Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Distribution Determination Date. Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (f) If the Company or one or more of its subsidiaries makes purchases of Common Stock pursuant to a tender offer or exchange offer by the Company or one of its Subsidiaries, and such tender or exchange offer (as amended upon the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) per share of Common Stock that exceeds the Current Market Price per share of Common Stock as of the last date (the “Expiration Date”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter called the “Expiration Time”), then the Conversion Rate shall be adjusted so that the Conversion Rate in effect immediately after the Expiration Date shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to close of business on the Expiration Date by a fraction (i) the numerator of which shall be the sum of (x) the fair market value of the aggregate consideration (the fair market value as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officer’s Certificate delivered to the Trustee) paid or payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of (A) the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and (B) the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the Expiration Date, and (ii) the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by (y) the Closing Sale Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date. Such adjustment (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Date. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded or if the tender offer is terminated in accordance with its terms and no Purchased Shares are purchased, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer had not been made. If the application of this Section 12.05(f) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this
Section 12.05(f).
     (g) For purposes of this Section 12.05, the following terms shall have the meaning indicated:

     (1) “Closing Sale Price” with respect to the Common Stock on any day means the closing sale price per share on such day (or, if no closing sale price is reported, (a) the last reported sale price, or (b) if no last reported sale price is reported, the average of the last reported bid price and ask prices or, if more than one in either case, the average of the average last reported bid price and the average last reported ask price) on such date as reported on the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by Pink Sheets LLC. In the absence of such a quotation, the Closing Sale Price will be an amount determined in good faith by the Board of Directors to be the fair value of a share of the Common Stock (whose determination shall be conclusive absent manifest error and described in a resolution of the Board of Directors).
     (2) “Current Market Price” means the average of the daily Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the “ex” date (as hereinafter defined) with respect to the issuance or distribution requiring such computation; provided however, that (1) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Sections 12.05(a), (b), (c), (d), (e) or (f) occurs during such 10 consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.05(a), (b), (c), (d), (e) or (f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each trading day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Sale Price for each trading day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Sections 12.05(d) or (f), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. For purposes of any computation under Section 12.05(f), the Current Market Price on any date shall be deemed to be the average of the daily Closing Sale Prices per share of Common Stock for such day and the next two succeeding trading days; provided, however, that if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.05(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Sale

Price for each trading day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this Agreement, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 12.05, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.05 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
     (3) “fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.
     (4) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (5) “Trading Day” shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange, the Nasdaq Global Select Market or another national securities exchange, a day on which the New York Stock Exchange, the Nasdaq Global Select Market or another national securities exchange is open for business or (y) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
     (h) The Company may, at its option, make such adjustments in the Conversion Rate, in addition to those required by Sections 12.05(a), (b), (c), (d), (e) and (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
     The Company from time to time may, to the extent permitted by law and subject to the applicable rules of the Nasdaq Global Select Market (or the national securities exchange on which the Common Stock may be listed at the time), increase the Conversion Rate of the Notes by any amount for any period of at least 20 days, if the Board of Directors has made a determination that such increase would be in the Company’s best interests, which determination shall be conclusive and described in a resolution of the Board of Directors. The increase in Conversion Rate shall be irrevocable during this period. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holders of Notes at his or her last address appearing on the Register of Holders maintained for that purpose a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (i) With respect to any rights, options or warrants (the “Rights”) that may be issued or distributed pursuant to any rights plan that the Company implements after the date of this Indenture (each a “Rights Plan”), in lieu of any adjustment required by any other provision of this Section 12.05 upon conversion of the Notes into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the Holders of Notes will receive, with respect to the shares of Common Stock issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that if, at the time of conversion, however, the Rights have separated from the shares of Common Stock in accordance with the provisions of the Rights Plan so that Holders would not be entitled to receive any rights in respect of the shares of Common Stock issuable upon conversion of the Notes as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock Distributed Securities as provided Section 12.05(d), subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the Rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 12.05. Other than as specified in this clause (i), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.
     (j) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments which by reason of this Section 12.05(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XII shall be made by the Company and shall be made to the nearest cent or to the nearest one thousandth of a share, as the case may be. Notwithstanding the foregoing, all adjustments not previously made shall have effect and be made upon conversion of any of the Notes.
     No adjustment need be made for a change in the par value of the Common Stock.
     The Company shall not make any adjustment in the Conversion Rate (i) that would result in an adjustment of the Conversion Rate to reflect a Conversion Price of less than the par value per share of Common Stock or (ii) without complying, if applicable, with the shareholder approval rules of any national securities exchange on which the Common stock is listed at the relevant time.
     (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer’s Certificate setting forth the Conversion Rate after such adjustment, detailing the calculation of the Conversion Rate and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate describing in reasonable detail the adjusted Conversion Rate, the date on which each adjustment becomes effective and the method by which the Conversion Rate was adjusted and shall mail such notice of such adjustment of the Conversion Rate to each Holder at his or her last address appearing on the Register of Holders maintained for that purpose within 10 Business Days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (l) In any case in which this Section 12.05 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.
     (m) For purposes of this Section 12.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     (n) The Company shall not take any action pursuant to Section 12.05 (i) that would result in an adjustment to the Conversion Rate to reflect a Conversion Price of less than the par value per share of the Common Stock or (ii) without complying, if applicable, with the shareholder approval rules of the Nasdaq Stock Market (including Market Rule 4350, which requires stockholder approval of certain issuances of stock) or any stock exchange on which the Company’s Common Stock is listed at the relevant time.
     SECTION 12.06. Effect of Recapitalization, Reclassification, Consolidation, Merger, Combination, Sale, Lease or Transfer.
     In the event of any (i) recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) consolidation, merger or binding share exchange of the Company with another corporation, or (iii) sale, assignment, conveyance, transfer, lease or other disposition to another person of the property and assets of the Company and its Subsidiaries as an entirety or substantially as an entirety, in each case, as a result of which holders of Common Stock shall be entitled to receive stock, other securities, other property, assets or cash (or any combination thereof) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that Holders of Notes shall thereafter be entitled to convert Notes into the kind and amount of shares of stock and other securities, property, assets or cash (or any combination thereof) that such Holders would have owned or otherwise been entitled to receive upon such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, assignment, conveyance or other transfer had such Notes been converted into shares of Common Stock immediately prior to such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, assignment, conveyance or other transfer (subject to the right of such Holder to receive the Make Whole Premium upon compliance with the provisions of such Section) (such property, the “Reference Property”). In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in a recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, assignment, conveyance or other transfer, the Company will make adequate provision whereby Holders of the Notes shall have the opportunity, on a timely basis, to determine the form of Reference Property into which all of the Notes, treated as a single class, shall be convertible. Such determination shall be based on the blended, weighted average of elections made by Holders of the Notes who participate in such determination and shall be subject to any limitations to which all of the holders of Common Stock are subject to, including as pro rata reductions applicable to any portion of the consideration payable. Such determination will apply to all of the Notes and the Company shall notify the Conversion Agent of the composition of such Reference Property promptly after determination thereof. The Company shall not become party to any such recapitalization, reclassification, change, consolidation, merger combination, sale, lease, assignment, conveyance or other transfer unless the terms of such transaction are consistent with the foregoing. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII.
     If, in the case of any such reclassification, change, consolidation, merger, combination, sale, lease, assignment, conveyance or other transfer, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, assignment, conveyance or other transfer, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder at his or her address appearing on the Register of Holders for that purpose within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     The above provisions of this Section 12.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales, leases, assignment, conveyance or other transfers. If this Section 12.06 applies to any event or occurrence, Section 12.05 shall not apply.

     SECTION 12.07. Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.
     SECTION 12.08. Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.
     Before taking any action which would cause an adjustment increasing the Conversion Rate to a level such that the Conversion Price would be below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate; provided, however, that no shares of Common Stock shall be required to be issued at a Conversion Price less than the par value of such Common Stock.
     The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     The Company further covenants that as long as the Common Stock is quoted on the Nasdaq Global Select Market, or its successor, the Company shall cause all Common Stock issuable upon conversion of the Notes to be eligible for such quotation in accordance with, and at the times required under, the requirements of such market, and if at any time the Common Stock becomes listed on the New York Stock Exchange or any other national securities exchange, the Company shall cause all Common Stock issuable upon conversion of the Notes to be so listed and kept listed.
     SECTION 12.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty of responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee makes no representations with respect thereto. The Trustee and any other Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XII. Without limiting the generality of the foregoing, the Trustee and any other Conversion Agent shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of its Notes after any event referred to in such Section 12.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor any Conversion Agent shall have any duties to holders of the Company’s common stock obtained by such holder under this Article XII, or any duty to monitor whether the Company issues (timely or otherwise) Common Stock to Holders under this Article XII. In addition, without limiting the generality of the foregoing, the Trustee and any other Conversion Agent shall not have any responsibility to determine whether or to ensure that any share of Common Stock issued upon conversion of a Restricted Note or an Affiliate Note shall bear any legend required by Sections 2.06(e) or 12.02 or the restricted or unrestricted CUSIP numbers contemplated by Section 2.14, or compliance with any similar provision relating to the Common Stock, nor shall the Trustee or any Conversion Agent be responsible for ensuring compliance with the restrictions set forth in Section 12.11.
     SECTION 12.10. Notice to Holders Prior to Certain Actions. If
     (a) the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or
     (b) the Company authorizes the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights, options or warrants; or
     (c) there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;
then the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his or her address appearing on the Register maintained for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common

Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
     SECTION 12.11. Restriction on Common Stock Issuable Upon Conversion.
     (a) Shares of Common Stock to be issued upon conversion of Notes that bear either a Restricted Securities Legend or an Affiliate Securities Legend at the time of such conversion shall be physically delivered in certificated form to the Holders converting such Notes and the certificate representing such shares of Common Stock shall bear the Restricted Stock Legend unless removed in accordance with Section 12.11(c).
     (b) If (i) shares of Common Stock to be issued upon conversion of Notes that bear either a Restricted Securities Legend at the time of such conversion are to be registered in a name other than that of the Holder of such Note or (ii) shares of Common Stock represented by a certificate bearing the Restricted Stock Legend are transferred subsequently by such Holder, then, unless (i) with respect to shares issued upon conversion of Restricted Notes, the Restricted Securities Legend on the Global Securities has been removed pursuant to Section 2.07(c) or (ii) a shelf registration statement has become effective with respect to the resale of such shares of Common Stock and such shares are being transferred pursuant thereto, the Holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit E as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.
     (c) Except in connection with a transfers described in Section 12.11(b), if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Stock Legend, or the Restricted Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel pursuant to the laws in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144 under the Securities Act or that such shares of Common Stock are securities that are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.
     (d) Notwithstanding Section 12.11(c), any stock certificate representing shares of Common Stock issued upon conversion of Non-Affiliate Notes (or security issued in exchange or substitution therefor) as to which the restrictions on transfer shall have expired in accordance with their terms or that has been transferred, replaced or exchanged on or after the date that the Company, pursuant to Section 2.07(c), removes the Restricted Securities Legend from the Non-

Affiliate Notes, or that has been transferred pursuant to a resale registration statement that has been declared effective under the Securities Act may, upon surrender of such stock certificate to the Registrar for exchange, be exchanged for a new stock certificate, of like tenor and aggregate number of shares, which shall not bear any Restricted Stock Legend.
     SECTION 12.12. Make Whole Premium Upon a Designated Event. If there shall have occurred a Designated Event that (a) constitutes a transaction described in clause (a) or (b) of the definition of a Change of Control, or (b) but for the 105% trading price exception contained in clause (x) of the proviso to such definition would constitute a Change of Control, the Company shall pay a “Make Whole Premium” to the Holders of the Notes who surrender its Notes for conversion during the period beginning 10 Trading Days before the anticipated effective date of such Designated Event (the “Effective Date”, which shall be announced by the Company in any notice or release announcing the applicable transaction) and ending at the close of business on the Business Day immediately preceding the Designated Event Payment Date by increasing the applicable Conversion Rate for such Notes by a number of additional shares of Common Stock per $1,000 principal amount of Notes, as determined in accordance with the table below, based on the Effective Date and the price (the “Stock Price”) paid per share of Common Stock in such Designated Event on such Effective Date; provided that (i) if the Stock Price on the Effective Date is not set forth on the table below but is between two Stock Prices specified on the table below or the Effective Date is not set forth on the table below but is between two Effective Dates specified on the table below, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two Stock Prices and the two Effective Dates on the table below based on a 365-day year, as applicable, (ii) if the Stock Price on the Effective Date equals or exceeds $13.00 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and (iii) if the Stock Price on the Effective Date is less than $2.63 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid. If Holders of the Common Stock receive only cash in the applicable Designated Event, the Stock Price shall be the cash amount paid per share of the Common Stock in connection with such Designated Event. Otherwise, the Stock Price shall be equal to the average Closing Sale Prices of the Common Stock for each of the 10 Trading Days immediately preceding, but not including, the applicable Effective Date.

	Stock Price
Effective Date	$2.63	$3.00	$3.50	$4.00	$4.50	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00	$11.00	$12.00	$13.00

April 1, 2009	49.5949	39.6461	29.7148	22.8419	17.8578	14.1172	8.9737	5.7177	3.5743	2.1365	1.1646	0.5082	0.0954	0.0000
April 15, 2010	49.5949	38.9104	28.6903	21.8204	16.9403	13.3296	8.4276	5.3499	3.3292	1.9757	1.0631	0.4467	0.0340	0.0000
April 15, 2011	49.5949	37.6487	26.9361	20.0798	15.3900	12.0153	7.5376	4.7666	2.9521	1.7350	0.9118	0.3526	0.0000	0.0000
April 15, 2012	49.5949	35.1985	23.6419	16.8787	12.6003	9.6962	6.0284	3.8139	2.3596	1.3723	0.6948	0.2276	0.0000	0.0000
April 15, 2013	49.5949	29.0161	16.4788	10.4896	7.3767	5.5623	3.4992	2.2675	1.4166	0.8050	0.3611	0.0368	0.0000	0.0000
April 15, 2014	49.5949	3.5153	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     The Stock Prices set forth in the first row of the table above shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 12.05 hereof, other than as a result of an adjustment of the Conversion Rate by adding the Make Whole Premium as described above.
     For purposes of giving effect to the Make Whole Premium, the Conversion Price of the Notes following payment of the Make Whole Premium shall be equal to the product of (a) the Conversion Price immediately prior to payment of the Make Whole Premium and (b) the fraction obtained by dividing (i) the Conversion Rate immediately prior to payment of the Make Whole Premium by (ii) the Conversion Rate immediately after payment of the Make Whole Premium.
     Notwithstanding the foregoing paragraphs, in no event will the total number of shares of Common Stock issuable upon conversion of a Note exceed 380.2281 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Price as set forth in clauses (a) through (d) of Section 12.05 hereof.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

AMKOR TECHNOLOGY, INC.
By:	/s/ Joanne Solomon
	Name:	Joanne Solomon
	Title:	Corporate Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Susan Freedman
	Name:	Susan Freedman
	Title:	Vice President

EXHIBIT A — FORM OF NOTE
     [Include the following legend for Global Securities only (the “Global Securities Legend”):]
     “THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE SENIOR SUBORDINATED NOTE FOR ALL PURPOSES.
     [As part of the Global Securities Legend, include the following legend on all Global Securities for which DTC is to be the Depositary:]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AMKOR TECHNOLOGY, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OR DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITARY.”
     [Include the following legend on all Notes that are Restricted Notes other than Affiliate Notes (the “Restricted Securities Legend”):]
     THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANYACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND

THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF AMKOR TECHNOLOGY, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A PERSON YOU REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER (A “QIB”) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QIB AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (D) ABOVE (OTHER THAN A TRANSFER PURSUANT TO RULE 144), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     [Include the following legend on all Notes that are Affiliate Notes (the “Affiliate Security Legend”):]
     THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF AMKOR TECHNOLOGY, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER (PROVIDED THAT, IN THE CASE OF ANY SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO THIS CLAUSE (X), SO LONG AS THIS SECURITY OR SUCH COMMON STOCK CONSTITUTES A “RESTRICTED SECURITY” AS DEFINED IN RULE 144, SUCH SALE, PLEDGE OR

TRANSFER SHALL BE DONE IN COMPLIANCE WITH RULE 144), AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT ANY TRANSFEREE SHALL AGREE IN WRITING, SATISFACTORY TO THE COMPANY, TO BE BOUND BY THE FOREGOING RESTRICTIONS; OR
(D) A PLEDGE TO AN AFFILIATE OF THE HOLDER SO LONG AS SUCH PLEDGEE AGREES IN WRITING TO BE BOUND BY THE TRANSFER RESTRICTIONS SET FORTH IN THIS LEGEND AND IN THE AGREEMENT, DATED MARCH 26, 2009, AMONG JAMES J. KIM, 915 INVESTMENTS, LP AND THE COMPANY.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY BE REASONABLY REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[FORM OF FACE OF NOTE]

No. [ ]	CUSIP:
$[ ]	ISIN:
6.00% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2014
     AMKOR TECHNOLOGY, INC., a Delaware corporation (together with its successors and assigns, the “Company”), promises to pay to [                                        ], or registered assigns, the principal sum of [                                        ] Dollars ($[                ]) [If the Note is Global Security, add the following: , as revised by the Schedule of Exchanges of Interest in Global Security attached hereto], on April 15, 2014.
Interest Payment Dates: April 15 and October 15, commencing October 15, 2009.
Regular Record Dates: April 1 and October 1
Dated: [                    ]
Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by a duly authorized officer.

AMKOR TECHNOLOGY, INC.
By:
Name:
Title:

Trustee’s Certificate of Authentication:
This is one of the Notes described in the
within-mentioned Indenture:
U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]
AMKOR TECHNOLOGY, INC.
6.00% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2014
Capitalized terms used by not defined herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. INTEREST. Amkor Technology, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided that such rate may be increased from time to time as provided in the Indenture, including Sections 4.10 and 6.02(b) thereof. The Company will pay interest semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2009. Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from April 1, 2009. Interest, if any, will be computed on the basis of a 360-day year composed of twelve 30-day months. The Company shall pay any increased interest required to be paid by it pursuant to Section 4.10 and Section 6.02(b) of the Indenture in the manner and on the dates otherwise provided herein for the payment of interest.
     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Person in whose name each Note is registered at the close of business on the April 1 or October 1 immediately preceding the relevant Interest Payment Date (each a “Regular Record Date”) (other than with respect to a Note or portion thereof repurchased in connection with a Designated Event on a repurchase date, during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding Interest Payment Date, in which case accrued interest shall be payable (unless such Note or portion thereof is converted) to the Holder of the Note or portion thereof repurchased in accordance with the applicable repurchase provisions of the Indenture). A Holder must surrender Notes to a Paying Agent to collect principal payments. The Company will pay the principal of, and interest on the Notes at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company’s office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee (as defined below). However, the Company may pay principal, and interest by check payable in such money, and may mail such check to the Holders of the Notes at their respective addresses as set forth in the Register of Holders of Notes.
          Payments in respect of Notes represented by a Global Security (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a Definitive Security (including principal and interest) by mailing a check to the registered address of each Holder thereof as set forth in the Note Register; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $2,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant Record Date (or such other date as the Trustee may accept in its discretion).
     3. PAYING AGENT AND REGISTRAR. U.S. Bank National Association (together with any successor Trustee under the Indenture referred to below, the “Trustee”), will act as Paying Agent, Conversion Agent and Registrar. The Company may change the Paying Agent, Conversion Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.
     4. INDENTURE. The Company issued the Notes under an Indenture dated as of April 1, 2009 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”) as in effect on the Issue Date. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and the TIA for a statement of such terms. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Chief Financial Officer, Amkor Technology, Inc., 1900 Price Road, Chandler, Arizona 85286.
     5. DESIGNATED EVENT. Upon a Designated Event, the Company shall make a Designated Event Offer to repurchase all outstanding Notes at a price equal to 100.0% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of repurchase, such offer to be made as provided in the Indenture. To accept the Designated Event Offer, the Holder hereof must comply with the terms thereof, including surrendering this Note, with the “Option of Holder to Elect Repurchase” portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Designated Event Offer mailed to Holders as provided in the Indenture, prior to termination of the Designated Event Offer.
     If there shall occur a Designated Event that constitutes a Change of Control, the Company shall pay a “Make Whole Premium” upon conversion of a Note in certain circumstances as described in the Indenture.
     6. SUBORDINATION. The Company’s payment of the principal of, and interest on the Notes is subordinated to the prior payment in full of the Company’s Senior Debt as set forth in the Indenture. Each Holder by his or her acceptance hereof covenants and agrees that all payments of the principal of, and interest on the Notes by the Company shall be subordinated in accordance with the provisions of Article XI of the Indenture, and each Holder accepts and agrees to be bound by such provisions. The Company agrees, and each Holder by accepting a Note agrees, that the indebtedness evidenced by the Note is equal in right of payment to the Existing Pari Passu Indebtedness.
     7. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar need not exchange or register the transfer of any Note or portion of a Notes submitted for repurchase.
     8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
     9. AMENDMENTS AND WAIVERS. Subject to certain exceptions set forth in the Indenture, (i) the Company and the Trustee may amend the Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes held by Persons other than an Affiliated Entity (including consents obtained in connection with tender offer or exchange offer for Notes) and (ii) any existing default may be waived with the consent of (x) with respect to an acceleration of the Notes initiated by the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Non-Affiliate Notes, by Holders of a majority in aggregate principal amount of the then outstanding Non-Affiliate Notes, or (y) with respect to an acceleration of the Notes initiated by a 50% Affiliated Holder, by any Affiliated Entity that beneficially owns at least 50% in aggregate principal amount of the then-outstanding Notes.
     The Company and the Trustee may amend the Indenture or the Notes without notice to or the consent of any Holder of a Note to: (i) cure any ambiguity or correct or supplement any defective or inconsistent provision contained in the Indenture or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the rights of the Holders; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) evidence the succession of another Person to the Company and provide for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Notes as permitted by Section 5.01 of the Indenture; (iv) provide for conversion rights and/or repurchase rights of Holders in the event of consolidation, merger or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.01 and/or 12.06 of the Indenture; (v) increase the Conversion Rate; (vi) make any changes that would provide the Holders with any additional rights or benefits to Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; or (vii) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.
     Without the consent of each Holder of a Note affected (including any Notes of a Holder that is an Affiliated Entity), an amendment or waiver under Section 9.02 of the Indenture may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of, any Designated Event Payment in respect of (including any Make Whole Premium payable), or change the fixed maturity of, any Note; (iii) reduce the rate of, or change the time for payment of, interest on any Note including defaulted interest, if any; (iv) waive a Default or Event of Default in the payment of principal of or interest on the Notes (except a rescission of acceleration of the Notes as provided in Section 6.02 of the Indenture); (v) make any Note payable in money other than as provided for in the Indenture and in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders to receive payments of principal of, or interest or the Notes; (vii) except as permitted by the Indenture (including Section 9.01(a) thereof), reduce the Conversion Rate or modify the provisions contained in the Indenture relating to conversion of the Notes in a manner adverse to the Holders thereof; or (viii) make any change to the abilities of Holders to enforce their rights under the Indenture or the provisions of clauses (i) through (viii).
     In addition, any amendment to Article XI of the Indenture shall require, if such amendment would adversely affect the rights of Holders of the Notes, the consent of (i) at least 75% in aggregate principal amount of the Notes then outstanding and (ii) at least 75% in aggregate principal amount of the Notes then outstanding (other than those held by an Affiliated Entity.
     10. DEFAULTS AND REMEDIES. An “Event of Default” with respect to any Notes occurs if: (i) the Company defaults in the payment of principal of the Notes when due at maturity, upon repurchase, upon acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions set forth in Article XI of the Indenture; or (ii) the Company defaults in the delivery when due of all Common Stock deliverable upon conversion with respect to the Notes, which default continues for five days; or (iii) the Company defaults in the payment of any installment of interest on the Notes when due, whether or not such payment is prohibited by the subordination provisions set forth in Article XI of the Indenture, including any interest payable in connection with a repurchase pursuant to Section 4.06 or pursuant to Section 4.10 of the Indenture, and continuance of such default for 30 days or more; or (iv) the Company defaults (other than a default set forth in clauses (i), (ii) and (iii) above and clauses (v) and (vi) below) in the performance of, or breaches, any other covenant of the Company set forth in the Indenture or the Notes and fails to remedy such default or breach within a period of 60 days after the receipt of written notice (“Notice”) from the Trustee or the Holders of either (a) at least 25% in aggregate principal amount of the then outstanding Non-Affiliate Notes or (b) a 50% Affiliated Holder; or (iv) the Company defaults in the payment of the Designated Event Payment in respect of the Notes on the Designated Event Payment Date, whether or not such payment is prohibited by the subordination provisions set forth in Article XI of the Indenture; or (v) the Company fails to provide timely notice of any Designated Event in accordance with Section 4.06 of the Indenture; or (vi) failure of the Company or failure of any Material Subsidiary to make any payment at maturity, including any applicable grace period, in respect of indebtedness for borrowed money of, or guaranteed or assumed by, the Company or any Material Subsidiary, which payment is in an amount in excess of $20,000,000, and continuance of such failure for 30 days after receipt of Notice; or (vii) default by the Company or default by any Material Subsidiary with respect to any indebtedness referred to in clause (vi) above, which default results in the acceleration of any such indebtedness of an amount in excess of $20,000,000 without such indebtedness having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled for 30 days after receipt of Notice; or (viii) certain events involving bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary. If an Event of Default occurs and is continuing, (i) the Trustee,(by written notice to the Company); (ii) the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes that are not held by an Affiliated Entity, by written notice to the Company and the Trustee, or (iii), a 50% Affiliated Holder, by written notice to the Company and the Trustee, may declare the unpaid principal of, and accrued and unpaid interest, on all

Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company all outstanding Notes become due and payable without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes that are not held by an Affiliated Entity may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, or interest, if applicable) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.
     11. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.
     12. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the Notes.
     13. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     14. ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.
     15. CONVERSION. Subject to and upon compliance with the provisions of the Indenture, the registered Holder of this Note has the right at any time on or before the close of business on the last Trading Day prior to the Maturity Date (or in case this Note or any portion hereof is subject to a duly completed election for repurchase, on or before the close of business on the Designated Event Offer Termination Date (unless the Company defaults in payment due upon repurchase)) to convert each $1,000 principal amount of notes into 330.6332 shares of common stock of the Company (“Common Stock”), as adjusted from time to time as provided in the Indenture, including with respect to the Make Whole Premium (the “Conversion Rate”), upon surrender of this Note to the Company at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered Holder of this Note by instruments of transfer, in form satisfactory to the Company, duly executed by the registered Holder or its duly authorized attorney) and, in case such surrender shall be made during the period from the close of business on the Regular Record Date immediately preceding any Interest Payment Date through the close of business on the last Trading Day immediately preceding such Interest Payment Date, also accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest, otherwise payable on such Interest Payment Date on the principal amount of this Note then being converted, provided, however, that no such payment need be made if the Notes are surrendered for conversion on or after the final Regular Record Date. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Regular Record Date immediately preceding an Interest Payment Date, no adjustment shall be made on conversion for interest accrued hereon or for dividends on Common Stock delivered on conversion. The right to convert this Note is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, or sales or transfers of substantially all the Company’s assets.
     The Company shall not issue fractional shares or scrip representing fractions of shares of Common Stock upon any such conversion, but shall make an adjustment therefore in cash based upon the current market price of the Common Stock on the last Trading Day prior to the date of conversion or, in lieu of making such cash payment, the Company may elect to round up to the next whole share the number of shares of Common Stock to be issued to the Holder of this Note upon conversion.
     16. DESIGNATED SENIOR DEBT. This Note shall be “Designated Senior Debt” for purposes of the indenture governing the Company’s 6.25% Convertible Subordinated Notes due 2013.
     17. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to the Company at the address set forth for notice in the Indenture.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
     The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Transfer	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such increase or decrease	Signature of Authorized Signatory of Trustee or Registrar

FORM OF CONVERSION NOTICE TO: AMKOR TECHNOLOGY, INC.
     The undersigned registered owner of the Note hereby irrevocably exercises the option to convert this Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Amkor Technology, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest and taxes accompanies this Note.
Dated:
Fill in for registration of shares if to be delivered, and Notes if to be issued, other than to and in the name of the registered Holder:
     (Please Print):

(Name)

(Street Address)

(City, State and Zip Code)

Signature Guarantee:

Signature (s)
Principal amount to be converted (if less than all):
          $                    ,000
Social Security or other Taxpayer Identification Number
          Date:
          [Medallion Signature Guarantee:
[Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder(s). Medallion Signature Guarantees will be required for Definitive Securities.]

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS CONVERTIBLE SUBORDINATED NOTE BEARS AN AFFILIATE SECURITIES LEGEND ––] In connection with any transfer of any of the Convertible Subordinated Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Convertible Subordinated Notes are being transferred:
CHECK ONE BOX BELOW
(1)	☐ to the Company or one of its subsidiaries; or

(2)	☐ pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

(3)	☐ pursuant to an shelf registration statement of the Company that has been declared effective under the Securities Act of 1933, in connection with such transfer.

(4)	☐ to Persons who agree to be bound by the restrictions applicable to such Holders for so long as such transferred securities constitutes “restricted securities.
Unless one of the boxes is checked, the Registrar will refuse to register any of the Convertible Subordinated Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (2) is checked, the Trustee may require, prior to registering any such transfer of the Convertible Subordinated Notes, such certifications and other information, including legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature:

(Sign exactly as your name appears on the other side of this Convertible Subordinated Note)

Date:

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS CONVERTIBLE SUBORDINATED NOTE BEARS A RESTRICTED SECURITIES LEGEND ––] In connection with any transfer of any of the Convertible Subordinated Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Convertible Subordinated Notes are being transferred:
          CHECK ONE BOX BELOW
(1)	☐ to the Company or one of its subsidiaries; or

(2)	☐ pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐ pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

(4)	☐ pursuant to an shelf registration statement of the Company that has been declared effective under the Securities Act of 1933, in connection with the transfer of such shares of Common Stock .
Unless one of the boxes is checked, the Registrar will refuse to register any of the Convertible Subordinated Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (2) or (3) is checked, the Trustee may require, prior to registering any such transfer of the Convertible Subordinated Notes, such certifications and other information, and if box (3) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Convertible Subordinated Notes which are not “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:
(Sign exactly as your name appears on the other side of this Convertible Subordinated Note)

Date:

Medallion Signature Guarantee:

OPTION OF HOLDER TO ELECT REPURCHASE
     If you wish to have this Note repurchased by the Company pursuant to Section 4.06 of the Indenture, as the case may be, check the box: ☐
     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount (in multiples of $1,000): $                    .

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee:

EXHIBIT B
FORM OF CERTIFICATE FOR TRANSFER
FROM AFFILIATED ENTITY TO ANOTHER AFFILIATED ENTITY
[Date]
U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110

Attention:	Corporate Trust Services (Amkor Technology, Inc. 6.00% Convertible Senior Subordinated Notes due 2014)

Re:	6.00% Convertible Senior Subordinated Notes due 2014 (the “Notes”) of Amkor Technology, Inc. (the “Company”)
Ladies and Gentlemen:
          Reference is hereby made to the Indenture, dated as of April 1, 2009 (as amended and supplemented from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
          This certificate is delivered to request a transfer of US $ principal amount of the Notes (the “Transferred Notes”) to the undersigned (the “Transferee”).
          Upon transfer, the Transferred Notes should be registered in the name of the new owner as follows:
          Name:                                                             [ If applicable, add: as nominee for the transferee]
          Address:
          Taxpayer ID Number:
          The undersigned represents and warrants to you that, pursuant to Section [___] of the Indenture, the transferee agrees to abide by all restrictions applicable to the transferor of the Notes.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferee]

By:

Authorized Signature

B-1

EXHIBIT C
FORM OF CERTIFICATION
FOR TRANSFER PURSUANT TO RULE 144
[Date]
U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110

Attention:	Corporate Trust Services (Amkor Technology, Inc. 6.00% Convertible Senior Subordinated Notes due 2014)

Re:	6.00% Convertible Senior Subordinated Notes due 2014 (the “Notes”) of Amkor Technology, Inc. (the “Company”)
Ladies and Gentlemen:
          Reference is hereby made to the Indenture, dated as of April 1, 2009 (as amended and supplemented from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
          In connection with our proposed sale of $                    aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note: , which represent an interest in a 144A Global Note beneficially owned by] [in the case of a transfer of an Affiliated Entity Note: held in the name of                     ] the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act of 1933, as amended.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

C-1

EXHIBIT D
FORM OF RESTRICTED STOCK LEGEND
[Affiliate Restricted Stock Legend]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF AMKOR TECHNOLOGY, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT ANY TRANSFEREE SHALL AGREE IN WRITING, SATISFACTORY TO THE COMPANY, TO BE BOUND BY THE FOREGOING RESTRICTIONS; OR
(D) A PLEDGE TO AN AFFILIATE OF THE HOLDER SO LONG AS SUCH PLEDGEE AGREES IN WRITING TO BE BOUND BY THE TRANSFER RESTRICTIONS SET FORTH IN THIS LEGEND AND IN THE AGREEMENT, DATED MARCH 26, 2009, AMONG JAMES J. KIM, 915 INVESTMENTS, LP AND THE COMPANY.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY BE REASONABLY REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

D-1

[Non-Affiliate Restricted Stock Legend]
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANYACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF AMKOR TECHNOLOGY, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER (PROVIDED THAT, IN THE CASE OF ANY SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO THIS CLAUSE (X), SO LONG AS THIS SECURITY CONSTITUTES A “RESTRICTED SECURITY” AS DEFINED IN RULE 144, SUCH SALE, PLEDGE OR TRANSFER SHALL BE DONE IN COMPLIANCE WITH RULE 144), AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (A “QIB”) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QIB AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (D) ABOVE (OTHER THAN A TRANSFER PURSUANT TO RULE 144), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

D-2

EXHIBIT E
FORM OF TRANSFER CERTIFICATE FOR TRANSFER
OF RESTRICTED COMMON STOCK
(Transfers pursuant to Section 12.11(c) of the Indenture)
Computershare Trust Co. N.A.
P.O. Box 43078
Providence, RI 02940-3078
Re:       Restricted Common Stock of Amkor Technology, Inc.
          Reference is hereby made to the Indenture dated as of April 1, 2009 (the “Indenture”) between Amkor Technology, Inc. and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
          This letter relates to                     shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Notes and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Common Stock.
          [FOR TRANSFERS BEARING THE AFFILIATE SECURITIES LEGEND —] Such shares of Common Stock are being transferred:
CHECK ONE BOX BELOW

(1)	☐	to the Company or one of its subsidiaries; or

(2)	☐	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

(3)	☐	pursuant to an shelf registration statement of the Company that has been declared effective under the Securities Act of 1933, in connection with the transfer of such shares of Common Stock .

(4)	☐	to Persons who agree to be bound by the restrictions applicable to such Holders for so long as such transferred securities constitutes “restricted securities.
          Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (2) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and including such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

E-1

          [FOR TRANSFERS BEARING THE RESTRICTED SECURITIES LEGEND —] Such shares of Common Stock are only being transferred:
CHECK ONE BOX BELOW

(1)	☐	to the Company or one of its subsidiaries; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

(4)	☐	pursuant to an shelf registration statement of the Company that has been declared effective under the Securities Act of 1933, in connection with the transfer of such shares of Common Stock .
          Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (2) or (3) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (3) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.]

[Name of Transferor],
By:
Name:
Title:

Dated:

E-2